                            SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO. N/A)

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_] Preliminary Proxy Statement

[X] Definitive Proxy Statement

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12

                             NORWEST CORPORATION
                (Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (check the appropriate box):

  [X] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).

  [_] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-
      6(i)(3).

  [_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

      (1) Title of each class of securities to which transaction applies:

      (2) Aggregate number of securities to which transaction applies:

      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:*

      (4) Proposed maximum aggregate value of transaction:
- --------
*Set forth the amount on which the filing is calculated and state how it was determined.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      (1) Amount previously paid:
                                 --------------------
      (2) Form, Schedule or Registration Statement No.:
                                                       ------------------
      (3) Filing Party:
                       --------------------------------------------------
      (4) Date Filed:
                     ----------------------------------------------------
Notes:
- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------

(LOGO OF NORWEST CORPORATION APPEARS HERE)

                                                    March 23, 1994

Dear Stockholder:

  The annual meeting of stockholders will be held on Tuesday, April 26, 1994, at 10:00 a.m., Minneapolis time, in the Lutheran Brotherhood Auditorium, 625 Fourth Avenue South, Minneapolis, Minnesota. The formal Notice of the Meeting and Proxy Statement appear in the pages that follow.

  In addition to the election of directors and the ratification of the appointment of auditors for the year 1994, stockholders will be asked to consider and vote upon proposals to approve Norwest Corporation's Performance-Based Compensation Policy for Covered Executive Officers, the Employees' Deferred Compensation Plan, and an amendment to the Directors' Formula Stock Award Plan.

  We recommend that you vote for the proposals referred to above, which are set forth in more detail in the accompanying proxy statement.

                               Sincerely,

                               [SIGNATURE OF RICHARD M. KOVACEVICH APPEARS HERE]

                               RICHARD M. KOVACEVICH
                               President and
                               Chief Executive Officer

                              ----------------

Please sign and date the enclosed proxy and return it promptly in the enclosed envelope if you do not expect to be personally present and wish your stock to be voted. If you later find that you may be present or for any other reason desire to revoke your proxy, you may do so at any time before it is voted.

                              ----------------

                             NORWEST CORPORATION

                            ---------------------

                  NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                               APRIL 26, 1994

                            ---------------------

To the Holders of Common Stock of
 Norwest Corporation:

  NOTICE IS HEREBY GIVEN that the annual meeting of stockholders of Norwest Corporation, a Delaware corporation (the "Corporation"), will be held in the Lutheran Brotherhood Auditorium, 625 Fourth Avenue South, Minneapolis, Minnesota, on Tuesday, April 26, 1994, at 10:00 a.m., Minneapolis time, for the following purposes:

  (1) To elect directors to hold office until the next annual election and until their successors shall be duly elected and qualified;

  (2) To consider and vote upon a proposal to approve the Performance-Based Compensation Policy for Covered Executive Officers pursuant to which incentive compensation awards may be made to certain executive officers;

  (3) To consider and vote upon a proposal to approve the Employees' Deferred Compensation Plan under which a total of 500,000 shares of common stock of the Corporation may be issued;

  (4) To consider and vote upon a proposal to amend the Directors' Formula Stock Award Plan to increase the annual award to non-employee directors under such plan;

  (5) To consider and vote upon a proposal to ratify the appointment by the Board of Directors of KPMG Peat Marwick to audit the books of the Corporation and subsidiaries for the year ending December 31, 1994; and

  (6) To transact such other business as may properly come before the meeting.

  Only holders of common stock of record at the close of business on March 8, 1994, will be entitled to vote at the meeting or any adjournment thereof.

                                  By Order of the Board of Directors,

                                  [SIGNATURE OF LAUREL A. HOLSCHUH APPEARS HERE]

                                  LAUREL A. HOLSCHUH
                                  Secretary

March 23, 1994

                              NORWEST CORPORATION

                                 NORWEST CENTER
                              SIXTH AND MARQUETTE
                          MINNEAPOLIS, MINNESOTA 55479

                             ---------------------
                                PROXY STATEMENT
                             ---------------------

  This proxy statement is furnished in connection with the solicitation by the Board of Directors of Norwest Corporation (the "Corporation") of proxies for the annual meeting of stockholders to be held Tuesday, April 26, 1994. Shares of common stock may be represented at the annual meeting by stockholders in person or by proxy. Shares represented by proxies will be voted on the matters submitted to stockholders for vote at the annual meeting. Where specification is made in the proxy, the stock will be voted in accordance therewith. Where no specification is made in the proxy, the stock will be voted in favor of the election of the director-nominees named herein and the other proposals being submitted to stockholders at the meeting, unless authority to vote has been properly withheld on the proxy, as discussed more fully under the heading "VOTING PROCEDURES" below. Proxies may be revoked at any time before being voted.

  This proxy statement and the enclosed form of proxy are being mailed to stockholders commencing on or about March 23, 1994.

  Expenses in connection with this solicitation of proxies will be paid by the Corporation. Solicitation of proxies will be principally by mail. In addition, several officers or employees of the Corporation or its subsidiaries may solicit proxies, either personally, by telephone, or by special letter, from some stockholders. The Corporation will also make arrangements with brokerage houses and other custodians, nominees and fiduciaries to send proxy materials to their principals, and will reimburse them for their expenses in so doing. The Corporation has retained Georgeson & Company Inc., New York, New York, to assist in the solicitation of proxies on its behalf for a fee of $7,000 plus out-of-pocket expenses.

  So far as the Board of Directors and the management of the Corporation are aware, no matters other than those described in this proxy statement will be acted upon at the meeting. If, however, any other matters properly come before the meeting, it is the intention of the persons named in the enclosed proxy to vote the same in accordance with their judgment on such other matters.

                               SHARES OUTSTANDING

  There were outstanding on March 8, 1994, the record date for stockholders entitled to vote at the meeting, 310,965,468 shares of common stock, each share being entitled to one vote.

  The following table contains information with respect to each person, including any group, known to the Corporation to be the beneficial owner of more than 5% of the common stock of the Corporation as of December 31, 1993. Beneficial ownership of common stock has been determined for this purpose in accordance with Rule 13d-3 of the Securities and Exchange Commission, under which a person is deemed to be the beneficial owner of securities if he or she has or shares voting power or investment power in respect of such securities or has the right to acquire beneficial ownership within 60 days.

                                                     AT DECEMBER 31, 1993
                                               ---------------------------------
                                               AMOUNT AND NATURE OF  PERCENT OF
NAME AND ADDRESS OF BENEFICIAL OWNER           BENEFICIAL OWNERSHIP COMMON STOCK
- ------------------------------------           -------------------- ------------
Certain subsidiary banks, including Norwest
Bank Minnesota, N.A., and a trust company
subsidiary of Norwest Corporation, Norwest
Center, Sixth and Marquette, Minneapolis,
Minnesota 55479                                    24,538,243(1)        8.4%
Certain subsidiaries, including investment
advisors and an insurance company, of The
Equitable Companies Incorporated, 787 Seventh
Avenue, New York, New York 10019                   20,036,194(2)        6.8%

- ---------------------
(1) With respect to 7,078,537 of these shares, which include 1,000 shares issuable upon conversion of the Corporation's convertible subordinated debentures and 137,112 shares issuable upon conversion of the Corporation's Cumulative Convertible Preferred Stock, Series B, such subsidiaries had, in the aggregate: sole voting power over 5,481,623 shares, shared voting power over 1,208,829 shares and no voting power over the remaining 388,045 shares; sole dispositive power over 4,026,969 shares, shared dispositive power over 2,793,016 shares, and no dispositive power over the remaining 258,552 shares.

    The amount shown also includes 17,459,706 shares held in the Master Savings Trust for participants in the Corporation's Savings-Investment Plan. Participants have the power to direct the voting of the shares held in trust based on the ratio of the value of each participant's accounts in the Norwest stock funds to the total value of the funds on a valuation date not more than 90 days preceding the record date for the applicable stockholders' meeting. Shares held in trust on the applicable record date will be voted by Norwest Bank Minnesota, N.A., as trustee of the trust, ratably based on the instructions of all plan participants who give instructions.

    The foregoing shares are held in a fiduciary or representative capacity, and the Corporation and such subsidiary banks and trust company disclaim beneficial interest in these shares.

(2) With respect to these shares, certain subsidiaries, including investment advisors and an insurance company, of The Equitable Companies Incorporated had, in the aggregate: sole voting power over 11,718,206 shares, shared voting power over 515,100 shares, and no voting power over the remaining 7,802,888 shares; sole dispositive power over 20,034,694 shares and shared dispositive power over the remaining 1,500 shares.

                               VOTING PROCEDURES

ELECTION OF DIRECTORS

  Under Delaware corporate law, directors are elected by a plurality of the votes cast by the shares present in person or represented by proxy at the meeting. Consequently, only shares that are voted in favor of a particular nominee will be counted toward such nominee's achievement of a plurality. Shares present at the meeting that are not voted for a particular nominee or shares present by proxy where the stockholder properly withheld authority to vote for such nominee (including broker non-votes) will not be counted toward such nominee's achievement of a plurality.

OTHER MATTERS

  The vote of the majority of shares present in person or represented by proxy at the meeting in favor of a matter, other than the election of directors, is required under Delaware law for the matter to be deemed an act of the stockholders. Shares abstaining from voting on a particular matter are considered present at the meeting for purposes of determining a quorum, but are treated as having voted against the matter at the meeting. Shares for which a broker non-vote has been recorded are not considered present at the meeting for the particular matter as to which the broker withheld authority. Consequently, broker non-votes are not counted for quorum or voting purposes with respect to such matter, but they do have the practical effect of reducing the number of affirmative votes required to achieve a majority for such matter by reducing the total number of shares from which the majority vote is calculated.

                         ITEM 1. ELECTION OF DIRECTORS

  At the meeting, 17 directors are to be elected to hold office until the next annual election and until their successors shall be duly elected and qualified. The Board of Directors has designated the individuals named below as nominees for election. All of the nominees have indicated a willingness to serve, but in case any nominee is not a candidate at the annual meeting, it is the intention of the persons named in the enclosed proxy to vote for the remainder of the designated nominees and to vote for a substitute nominee in their discretion. All nominees are presently directors of the Corporation. All nominees have been previously elected by the stockholders except Gerald J. Ford, who was elected a director by the Board of Directors effective January 14, 1994.

  Additional information regarding these nominees is set forth below and on pages 12, 27 and 28, and the number of shares of common stock of the Corporation beneficially owned by each of them as of February 28, 1994, is set forth on pages 13 through 15. Except as may be otherwise expressly stated, all nominees for director have served in the capacities indicated for more than five years.

  (PHOTO OF      DAVID A. CHRISTENSEN, 58                   Director since 1977
   DAVID A.      President and Chief Executive Officer
 CHRISTENSEN      and Director
APPEARS HERE)    Raven Industries, Inc.
                 (Diversified Manufacturer of Plastics,
                  Electronics, and Special-Fabric Products)
                 Sioux Falls, South Dakota

                 Mr. Christensen also serves as a director of Northern States Power Company and Norwest Bank South Dakota, N.A., a subsidiary of the Corporation.

- -------------------------------------------------------------------------------

  (PHOTO OF      GERALD J. FORD, 49                         Director since 1994
GERALD J. FORD   Chairman of the Board and Director
APPEARS HERE)    First Madison Bank, FSB
                 (Financial Services)
                 Dallas, Texas

                 Over the last five years, Mr. Ford served as Chairman of the Board and Chief Executive Officer and a director of First Madison Bank, FSB of Dallas, Texas (formerly known as First Gibraltar Bank, FSB), until February 1993, when he assumed his present position. Mr. Ford also served as Chairman and Chief Executive Officer of First United Bank Group, Inc., until it was acquired by the Corporation on January 14, 1994.

                 Mr. Ford also serves as President and a director of Madison Financial, Inc.; as a director of Affiliated Computer Systems, Inc., Millennium Mortgage Company, and Madison Realty Advisors, Inc.; as a trustee of Southern Methodist University (SMU) and Children's Medical Foundation; as a member of the Dallas Citizen's Counsel; as Vice Chairman of the Executive Board of Dedman College, SMU; and as a director of the Dallas Boys and Girls Clubs, Inc. and the School of American Research, Santa Fe, New Mexico.

  (PHOTO OF      PIERSON M. GRIEVE, 66                      Director since 1987
  PIERSON M.     Chairman and Chief Executive Officer
   GRIEVE         and Director
 APPEARS HERE)   Ecolab Inc.
                 (Developer and Marketer of Cleaning,
                  Sanitizing, and Maintenance Products
                  and Services)
                 St. Paul, Minnesota

                 Over the last five years, Mr. Grieve served as Chairman, President and Chief Executive Officer until August 21, 1992, when he assumed his present position.

                 Mr. Grieve also serves as a director of Meredith Corporation, U S WEST, Inc., and The St. Paul Companies, Inc.; as Chairman of the Board of Overseers of the Carlson School of Management at the University of Minnesota; as Chairman of the Advisory Board of Minnegasco; as a member of the Advisory Council of the Kellogg Graduate School of Management of Northwestern University; and as a member of the Executive Committee of the Minnesota Business Partnership, Inc. and The Guthrie Theater.

- --------------------------------------------------------------------------------

  (PHOTO OF      CHARLES M. HARPER, 66                      Director since 1985
  CHARLES M.     Chairman and Chief Executive Officer
   HARPER         and Director
APPEARS HERE)    RJR Nabisco Holdings Corp.
                 (Consumer Packaged Goods)
                 Omaha, Nebraska

                 Over the last five years, Mr. Harper served as Chairman of the Board and Chief Executive Officer of ConAgra, Inc. until September 16, 1992, when he was elected as Chairman of the Board. Effective May 31, 1993, Mr. Harper assumed his present position.

                 Mr. Harper also serves as a director of Peter Kiewit Sons', Inc., Valmont Industries, Inc., E. I. DuPont deNemours & Company, and ConAgra, Inc.

- --------------------------------------------------------------------------------

  (PHOTO OF      N. BERNE HART, 64                          Director since 1991
N. BERNE HART    Retired Chairman and Director
APPEARS HERE)    Norwest Colorado, Inc.
                 Denver, Colorado

                 Over the last five years, Mr. Hart served as Chairman and Chief Executive Officer and director of United Banks of Colorado, Inc. until April 19, 1991, when United Banks of Colorado, Inc. was merged into the Corporation. In May 1991, he became Chairman and Chief Executive Officer and director of United Banks of Colorado, Incorporated, a subsidiary of the Corporation (now Norwest Colorado, Inc.), until his retirement on January 31, 1992.

                 Mr. Hart also serves as a director of Great-West Life Assurance Company, Great West Lifeco, and Great West Life and Annuity Company.

  (PHOTO OF      WILLIAM A. HODDER, 62                      Director since 1971
  WILLIAM A.     Chairman, President and Chief Executive
   HODDER         Officer, and Director
APPEARS HERE)    Donaldson Company, Inc.
                 (Manufacturer of Filtration and
                  Emission Control Products)
                 Minneapolis, Minnesota

                 Mr. Hodder also serves as a director of Tennant Company, Cowles Media Company, The NWNL Companies, Inc., and SUPERVALU INC.; and as a member of the Board of Overseers of the Carlson School of Management at the University of Minnesota.

- --------------------------------------------------------------------------------

  (PHOTO OF      GEORGE C. HOWE, 67                         Director since 1973
GEORGE C. HOWE   President and Managing Partner
APPEARS HERE)    Howe Seed Farms
                  (Farming)
                 Fargo, North Dakota

                 Mr. Howe also serves as a member of the advisory board of the Northern Crops Institute.

- --------------------------------------------------------------------------------

  (PHOTO OF      LLOYD P. JOHNSON, 63                       Director since 1985
   LLOYD P.      Chairman of the Board and Director
   JOHNSON       Norwest Corporation
APPEARS HERE)    Minneapolis, Minnesota

                 Over the last five years, Mr. Johnson served as Chairman of the Board and Chief Executive Officer until January 1, 1993, when he assumed his present position.

                 Mr. Johnson also serves as a director of Cargill, Incorporated, Musicland Stores Corporation, and Valmont Industries, Inc.; as a member of the advisory board of Minnegasco; as a trustee of the Minnesota Mutual Life Insurance Company; as Vice Chairman of the Board of Trustees and Chairman of the Capital Campaign of Carleton College; as Chairman of the Board of Trustees of the Minneapolis Institute of Arts; and as a member of the Board of Overseers of the Carlson School of Management at the University of Minnesota.

  (PHOTO OF      REATHA CLARK KING, 55                      Director since 1986
   REATHA        President and Executive Director
 CLARK KING      General Mills Foundation
APPEARS HERE)    (Charitable Foundation for General
                  Mills, Inc.)
                 Minneapolis, Minnesota

                 Dr. King also serves as a director of H.B. Fuller Company and the Minnesota Mutual Life Insurance Company; as a member of the Board of the Minnesota Council on Foundations; and as a member of the Board of Trustees of Carleton College and the University of Chicago.

- --------------------------------------------------------------------------------

  (PHOTO OF      RICHARD M. KOVACEVICH, 50                  Director since 1986
 RICHARD M.      President and Chief Executive Officer
 KOVACEVICH       and Director
APPEARS HERE)    Norwest Corporation
                 Minneapolis, Minnesota

                 Over the last five years, Mr. Kovacevich served as President and Chief Operating Officer until January 1, 1993, when he assumed his present position.

                 Mr. Kovacevich also serves as a director of The NWNL Companies, Inc., Northwestern National Life Insurance Company, Northern States Power Company, VISA U.S.A. Inc., Fingerhut Companies, Inc., The Guthrie Theater, the Walker Art Center, and the Bankers' Roundtable; as a director and a member of the Executive Committee of the Minnesota Business Partnership, Inc., as Vice Chairman of the Board of The Greater Minneapolis Metropolitan Housing Corporation; as a trustee of Twin Cities Public Television, Inc.; as Chairman of the American Bankers Council; and as a member of the Advisory Council of Stanford University Graduate School of Business.

- --------------------------------------------------------------------------------

  (PHOTO OF      RICHARD S. LEVITT, 63                      Director since 1982
  RICHARD S.     Chairman of the Board and Director
   LEVITT        Nellis Corporation
APPEARS HERE)    (Private Capital Management)
                 Minneapolis, Minnesota

                 Mr. Levitt also serves as a director of Meredith Corporation, Gaylord Container Corporation, the Northwest Area Foundation, the University of Iowa Law School Foundation, the University of Iowa Foundation, and Norwest Bank Iowa, N.A., a subsidiary of the Corporation.

  (PHOTO OF      RICHARD D. MCCORMICK, 53                   Director since 1983
  RICHARD D.     Chairman and Chief Executive Officer
  MCCORMICK       and Director
APPEARS HERE)    U S WEST, Inc.
                 (Communications)
                 Englewood, Colorado

                 Over the last five years, Mr. McCormick served as President and Chief Operating Officer of U S WEST, Inc. until December 31, 1990, when he was elected President and Chief Executive Officer. Effective May 1, 1992, Mr. McCormick assumed his present position.

                 Mr. McCormick also serves as a director of SUPERVALU INC.

- --------------------------------------------------------------------------------

  (PHOTO OF      CYNTHIA H. MILLIGAN, 47                    Director since 1992
  CYNTHIA H.     President and Chief Executive Officer
  MILLIGAN       CMA
APPEARS HERE)    (Consulting Firm to Financial Institutions)
                 Lincoln, Nebraska

                 Over the last five years, Ms. Milligan served as Director of the Nebraska Department of Banking and Finance until January 9, 1991, when she assumed her present position.

                 Ms. Milligan also serves as a director of Norwest Bank Nebraska, N.A., a subsidiary of the Corporation; as a member of the Board of Advisors of Gallup, Inc.; as a director and trustee of the University of Nebraska Foundation; as a trustee of Hastings College; and as a director and a member of the Executive Committee of the Richard Nixon Library and Birthplace.

- --------------------------------------------------------------------------------

   (PHOTO OF     JOHN E. PEARSON, 67                        Director since 1986
JOHN E. PEARSON  Retired Chairman and Director
 APPEARS HERE)   The NWNL Companies, Inc.
                 (Life and Health Insurance)
                 Minneapolis, Minnesota

                 Over the last five years, Mr. Pearson served as Chairman and Chief Executive Officer and director of The NWNL Companies, Inc. and continued to serve as Chairman and Chief Executive Officer and director of Northwestern National Life Insurance Company. On July 1, 1991, he became Chairman of The NWNL Companies, Inc. and Northwestern National Life Insurance Company until his retirement on January 31, 1992.

                 Mr. Pearson also serves as a director of Northern States Power Company, the Minneapolis Foundation, and HealthSystem Minnesota; and as a member of the Board of Regents of St. Olaf College.

  (PHOTO OF      IAN M. ROLLAND, 60                         Director since 1993
IAN M. ROLLAND   Chairman and Chief Executive Officer
APPEARS HERE)     and Director
                 Lincoln National Corporation
                 Lincoln National Life Insurance Company
                 (Insurance)
                 Fort Wayne, Indiana

                 Over the last five years, Mr. Rolland served as President and Chief Executive Officer of Lincoln National Corporation and Chairman and President of Lincoln National Life Insurance Company, until January 1, 1992, when he assumed his present positions.

                 Mr. Rolland also serves as a director of Tokheim Corporation, NIPSCO Industries, Inc., and Norwest Bank Indiana, N.A., a subsidiary of the Corporation.

- --------------------------------------------------------------------------------

  (PHOTO OF      STEPHEN E. WATSON, 49                      Director since 1989
 STEPHEN E.       President and Director
   WATSON        Dayton Hudson Corporation
APPEARS HERE)    (General Merchandise Company)
                 Minneapolis, Minnesota

                 Over the last five years, Mr. Watson served as Chairman and Chief Executive Officer of Dayton Hudson Department Store Company until September 1989, when he became Executive Vice President of Dayton Hudson Corporation and continued to serve as Chairman and Chief Executive Officer of the Department Store Company. On February 1, 1990, he was named President of Dayton Hudson Corporation. On October 1, 1991, he was renamed Chairman and Chief Executive Officer of the Department Store Company of Dayton Hudson Corporation while continuing to serve as President of Dayton Hudson Corporation.

                 Mr. Watson also serves as a director of the Walker Art Center, the Minneapolis Downtown Council, and the Minneapolis Club; and as director of Associated Merchandising Corporation and Chairman of its Executive Committee.

- --------------------------------------------------------------------------------

  (PHOTO OF      MICHAEL W. WRIGHT, 55                      Director since 1991
  MICHAEL W.     Chairman, President and Chief Executive
   WRIGHT         Officer, and Director
APPEARS HERE)    SUPERVALU INC.
                 (Food Distribution and Retailing)
                 Minneapolis, Minnesota

                 Mr. Wright also serves as a director of Cargill, Incorporated, Musicland Stores Corporation, Honeywell, Inc., Shopko Stores, Inc., the National-American Wholesale Grocers Association, the International Association of Chain Stores, the Independent Grocers Alliance, Inc., and the Food Marketing Institute; as the 1993 Chairman of the Campaign of the United Way of Minneapolis; as a member of the Executive Committee of the Minnesota Business Partnership, Inc.; as a member of the Board of Overseers of the Carlson School of Management at the University of Minnesota; and as a trustee of St. Thomas Academy.

                         CERTAIN INFORMATION REGARDING
                 THE BOARD OF DIRECTORS AND COMMITTEES THEREOF

MEETINGS AND COMMITTEES

  During the year ended December 31, 1993, the Board of Directors of the Corporation held 6 regular meetings and one special meeting. During 1993, committees established by the Board met as follows: the Audit and Examination Committee met 3 times, the Human Resources Committee met 3 times, the Finance Committee met 4 times, the Credit Committee met 4 times and the Board Affairs Committee met once. Attendance by directors at these meetings averaged 94% during 1993, with Mr. McCormick attending less than 75% of the aggregate number of Board meetings and meetings of committees on which he served.

  The members of the Audit and Examination Committee are William A. Hodder (Chairman), David A. Christensen, N. Berne Hart, Richard S. Levitt, Cynthia H. Milligan, Ian M. Rolland, and Stephen E. Watson. The functions performed by the Committee include: recommendation to the Board of Directors as to engagement of the independent auditors, review with the independent auditors of the scope and results of the audit engagement, review of the scope, frequency and results of internal audits and examinations, review of the adequacy of the Corporation's system of internal accounting controls, review of bonding and insurance coverage, and review of examination reports of the Corporation.

  The members of the Human Resources Committee are Pierson M. Grieve (Chairman), Charles M. Harper, Richard D. McCormick, John E. Pearson, and Michael W. Wright. The Committee recommends to the Board of Directors the election of and remuneration arrangements for senior management. The Committee also approves the adoption of benefit and compensation plans in which officers are eligible to participate and approves awards under such compensation plans.

  The members of the Board Affairs Committee are John E. Pearson (Chairman), David A. Christensen, and Richard D. McCormick. The Committee reviews and makes recommendations to the Board of Directors regarding proposed directors, the compensation of directors and the composition and size of the Board and its committees. The Committee will consider qualified nominees recommended by stockholders of the Corporation if any such recommendation is submitted in writing to the Secretary of the Corporation no later than the December 31 preceding the annual meeting. Such recommendation must include information which will enable the Committee to evaluate the qualifications of the recommended nominee.

  The members of the Finance Committee are Richard D. McCormick (Chairman), David A. Christensen, Gerald J. Ford, N. Berne Hart, William A. Hodder, Richard
S. Levitt, Cynthia H. Milligan, John E. Pearson, and Ian M. Rolland. The Committee reviews and makes recommendations to the Board of Directors regarding the Corporation's annual and long-term financial plans, including proposed debt and equity issues. The Committee also reviews the policies of the Corporation with respect to capital structure and investment portfolio composition.

  The members of the Credit Committee are David A. Christensen (Chairman), Gerald J. Ford, George C. Howe, Reatha Clark King, Richard S. Levitt, Stephen
E. Watson, and Michael W. Wright. The Committee reviews credit policies and examination reports, trends in domestic and international loans outstanding, and the adequacy of the allowance for credit losses.

COMPENSATION OF DIRECTORS

  Annual Retainer and Meeting Fees. In 1993 each non-employee director was paid an annual cash retainer fee of $20,000 plus $1,000 for each Board meeting or committee meeting attended. The Chairmen of the Audit and Examination, Human Resources, Finance, and Credit Committees also received an additional annual fee of $4,000, and the Chairman of the Board Affairs Committee was paid an additional annual fee of $1,000. Effective January 1, 1994, the cash retainer fee was increased to $22,500.

  Directors' Plans. Effective January 1, 1992, the Corporation adopted the Norwest Corporation Directors' Formula Stock Award Plan (the "Directors' Formula Plan"), which was approved by stockholders at the 1992 annual meeting. The purpose of the Directors' Formula Plan is to compensate non-employee directors of the Corporation for their services in the form of shares of the Corporation's common stock, in order to aid in attracting and retaining individuals with outstanding abilities and skills for service on the Corporation's Board of Directors.

  Each person who is a non-employee director of the Corporation on December 31 of a calendar year and who served as a non-employee director of the Corporation during that calendar year (an "Eligible Non-Employee Director") will receive on January 31 (the "Award Date") of the following year, as compensation for services rendered in the prior year, an award of shares of common stock of the Corporation. Under the terms of the Directors' Formula Plan, each Eligible Non-Employee Director who served as a non-employee director during all of the preceding calendar year is awarded that number of shares of common stock having an aggregate fair market value on the Award Date of $11,000 ( an "Award"). The fair market value of such shares of common stock is computed using the closing price of a share of the Corporation's common stock as reported on the consolidated tape of the New York Stock Exchange (the "NYSE"). Each Eligible Non-Employee Director who served during less than all of the preceding year is awarded one-twelfth of an Award for each month or portion thereof that he or she served as a non-employee director. On February 22, 1994, the Board amended the Directors' Formula Plan to increase the Award to $18,000, subject to stockholder approval. See the discussion under "PROPOSAL TO APPROVE AN AMENDMENT TO THE DIRECTORS' FORMULA STOCK AWARD PLAN" below.

  Effective July 27, 1993, the Board also amended the Directors' Formula Plan to allow each Eligible Non-Employee Director to elect to defer in the form of shares of the Corporation's common stock all or a portion of his or her Award otherwise payable in the Corporation's common stock for the calendar year following the year in which the deferral election is made. Participants in the Directors' Formula Plan annually elect the percentage of the Award to be deferred, the year in which the deferred amount will be paid, and a lump sum or installment payment option. The number of shares so deferred will be credited to a Deferred Stock Account established for each participating director. When dividends are paid on the Corporation's common stock, the director's Deferred Stock Account will be credited with a number of shares determined by multiplying the number of shares credited to that account on the dividend record date by the per share dividend amount and then dividing the product by the average of the high and low market prices of a share of common stock on the dividend payment date.

  The Directors' Formula Plan allows a director to elect distribution of his or her Deferred Stock Account in a lump sum in the form of whole shares of the Corporation's common stock. Alternatively, a director may elect distribution of such credits in the Corporation's common stock in up to 10 annual installments, the undistributed portion of which will receive credits for shares when dividends are paid on the Corporation's common stock.

  On January 31, 1994, as compensation for services rendered in 1993, non-employee directors were issued a total of 4,907 shares of the Corporation's common stock pursuant to the terms of the Directors' Formula Plan, based on a closing price per share of common stock on the NYSE on that date of $26.375, as follows: Messrs. Christensen, Grieve, Hart, Hodder, Howe, and Pearson, and Dr. King, 418 shares; Mr. Rolland, 313 shares; Messrs. Harper, Levitt, McCormick, Watson, and Wright, and Ms. Milligan, 278 shares. In addition, effective January 31, 1994, 140 shares were credited to a Deferred Stock Account for each of Messrs. Harper, Levitt, McCormick, Watson, and Wright, and Ms. Milligan pursuant to deferral elections made by these directors.

  The Corporation currently has in effect two other plans for non-employee directors, the "Directors' Stock Deferral Plan" and the "Deferred Compensation Plan for Non-Employee Directors" (the "Directors' Deferred Compensation Plan"), pursuant to which a participating director may defer all or a portion of his or her annual retainer and meeting fees otherwise payable in cash. Such deferral may be in the form of shares of the Corporation's common stock pursuant to the Directors' Stock Deferral Plan or in cash pursuant to the Directors' Deferred Compensation Plan.

  The Directors' Stock Deferral Plan, which was approved by the stockholders on April 28, 1992, is intended to encourage ownership of the Corporation's common stock by non-employee directors. All non-employee directors are eligible to participate in the Directors' Stock Deferral Plan. Commencing January 1, 1993, any non-employee director may defer all or a part of his or her annual retainer and meeting fees otherwise payable in cash for service as a director in the form of shares of the Corporation's common stock pursuant to the Directors' Stock Deferral Plan. Participants in the Directors' Stock Deferral Plan annually elect the amount to be deferred and the year in which the deferred amount will be paid. Amounts so deferred will be credited to a Deferred Stock Account established for each participating director. The number of shares credited to a director's Deferred Stock Account are determined by dividing the amount of the deferred fees earned during a calendar quarter by the average of the high and low prices of a share of common stock of the Corporation as reported on the consolidated tape of the NYSE on the first day of the calendar quarter following the quarter in which the fees would otherwise have been paid to the participant. When dividends are paid on the Corporation's common stock, the director's Deferred Stock Account will be credited with a number of shares determined by multiplying the number of shares credited to that account on the dividend record date by the per share dividend amount and then dividing the product by the average of the high and low market prices of a share of common stock on the dividend payment date.

  The Directors' Stock Deferral Plan allows a director to elect distribution of his or her Deferred Stock Account in a lump sum in the form of cash or whole shares of the Corporation's common stock, or a combination of both. Alternatively, a director may elect distribution of such credits in annual cash installments, the unpaid portion of which will bear interest monthly at an annual rate equal to the interest equivalent of the secondary market yield for three-month U.S. Treasury bills for the preceding month. Deferred compensation and earnings thereon will be includable in the taxable income of a participant, and will be deductible by the Corporation, when distributed.

  Effective January 1, 1993, the Directors' Stock Deferral Plan replaced those provisions of the Directors' Deferred Compensation Plan that permitted participating directors to make deferrals of a cash amount in the form of its defined equivalent in shares of the Corporation's common stock to a phantom stock account established for each participant (a "Phantom Stock Account"). On and after that date, no further deferrals to the Phantom Stock Accounts may be made, although the value of the Phantom Stock Accounts will continue to be adjusted to reflect credits in the form of additional phantom shares when dividends are paid on the Corporation's common stock until all deferred amounts have been distributed. Directors may continue, however, to elect deferrals under the Directors' Deferred Compensation Plan in the form of cash of all or part of their retainer and meeting fees earned during any calendar year, to be distributed to the director in a lump sum or in up to 10 annual installments following his or her termination of service as a director. Amounts deferred in cash are credited to an unfunded account for the director (a "Deferred Cash Account"). Deferred Cash Accounts earn interest monthly at a rate per annum equal to the interest equivalent of the secondary market yield for three-month U.S. Treasury bills for the preceding month. Under the Directors' Deferred Compensation Plan, distributions from either a director's Deferred Cash Account or Phantom Stock Account will be made in cash. In the case of a Phantom Stock Account, such distributions will be based upon the defined value of the Corporation's common stock at the time of distribution. For the year ended December 31, 1993, a total of $4,813 in interest was credited to Deferred Cash Accounts and $40,289 in dividends was credited in the form of an aggregate of 1,646 shares to Phantom Stock Accounts for the six current non-employee directors who are participants in the Directors' Deferred Compensation Plan.

  All non-employee directors of the Corporation with five or more years of service on the Board of the Corporation or one of its subsidiaries are eligible to participate in the Corporation's Retirement Plan for Non-Employee Directors. Under this plan, following retirement or other cessation of service as a director of the Corporation, a participant will receive an annual benefit equal to the amount of the annual retainer fee payable in cash in effect at the time of the participant's last day of service on the Board. The annual benefit is payable in monthly installments for the same number of full years that the participant served as a non-employee director of either the Corporation or Norwest Bank Minneapolis, N.A., or a combination of both, up to a maximum of 10 years. Benefits may be deferred by a participant and, if deferred, will bear interest monthly until payment begins at a rate per annum equal to the interest equivalent of the secondary market yield for three-month U.S. Treasury bills for the preceding month. The non-employee director participants in the plan as of January 1, 1994, and the number of years of service then credited to each participant's account for purposes of determining the retirement benefit payable were:
Messrs. Christensen, Hodder, Howe, McCormick, and Pearson, and Dr. King, 10 years; Mr. Harper, 8 years; Messrs. Grieve and Levitt, 6 years.

  Consulting Agreements with Certain Directors. The Corporation and one of its national bank subsidiaries have consulting agreements with, respectively, Gerald J. Ford and Cynthia H. Milligan, both of whom are nominees for election as directors at the annual meeting, as described in more detail below.

  On January 19, 1994, the Corporation entered into a consulting agreement with Gerald J. Ford, a director of the Corporation. Mr. Ford served as the Chief Executive Officer and Chairman of the Board of First United Bank Group, Inc. ("First United"), a bank holding company with bank affiliates located in Texas and New Mexico, until January 14, 1994, when First United was acquired by the Corporation. Under this consulting agreement, the Corporation has engaged Mr. Ford as a consultant for a period of four years, subject to earlier termination as provided therein. Mr. Ford's responsibilities as a consultant will include, among others, participation in developing appropriate business strategies for the Corporation and its bank affiliates in Texas and New Mexico, and assistance to the Corporation in marketing and other business related activities, and identification of acquisition candidates in those states.

  In exchange for his consulting services, Mr. Ford will receive an annual consulting fee of $300,000, payable in equal quarterly installments, plus reimbursement of all reasonable travel and out-of-pocket expenses in accordance with the Corporation's existing policies for reimbursement of such expenses for its senior executive officers. The consulting agreement requires Mr. Ford to devote such energy and skill in the performance of his consulting responsibilities in a manner that will diligently further the business and interests of the Corporation and its subsidiaries, but does not prohibit him from serving as a director, officer, employee or consultant to any other company, including any other financial institution, provided such service does not materially affect the performance of his consulting duties for the Corporation.

  The consulting agreement may be terminated by the Corporation as a result of
(i) Mr. Ford's disability based on his absence from his consulting duties, and failure to return to such duties, for a period of either three months or 90 days in twelve consecutive months due to physical or mental illness, (ii) his willful failure to materially perform his consulting duties, or (iii) his death. Mr. Ford may terminate the agreement on not less than 60 days notice to the Corporation. However, if such notice is given less than 60 days prior to the date a quarterly installment of Mr. Ford's consulting fee is due, the Corporation is not required to make such quarterly payment.

  Cynthia H. Milligan, a nominee for re-election as a director, is the president and sole owner of CMA, a consulting firm to financial institutions based in Lincoln, Nebraska. CMA performs such consulting services as may be requested by Norwest Bank Nebraska, N. A., a national bank subsidiary of the Corporation. During 1993, CMA received payments of approximately $42,000 for consulting services rendered to Norwest Bank Nebraska, N.A.

            BENEFICIAL OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS
                    OF EQUITY SECURITIES OF THE CORPORATION

  Set forth below is information with respect to shares of common stock of the Corporation beneficially owned as of February 28, 1994, by the current director-nominees, the executive officers named in the Summary Compensation Table herein, and all director-nominees and executive officers of the Corporation as a group. No director-nominee or executive officer of the Corporation beneficially owns any equity security of the Corporation other than shares of common stock except James R. Campbell and Reatha Clark King, who own 757 and 300 depositary shares, respectively, of the Corporation's 10.24% Cumulative Preferred Stock.

                                                      AMOUNT AND NATURE OF
          NAME                                   BENEFICIAL OWNERSHIP (1)(2)(3)
          ----                                   ------------------------------
     Leslie S. Biller...........................             397,027(4)
     James R. Campbell..........................             422,664(5)
     David A. Christensen.......................               9,416
     Gerald J. Ford.............................           2,274,558(6)
     Pierson M. Grieve..........................              24,064
     Charles M. Harper..........................               5,832
     N. Berne Hart..............................             108,821(7)
     William A. Hodder..........................               9,220
     George C. Howe.............................               5,346
     Lloyd P. Johnson...........................           1,804,115(8)
     Reatha Clark King..........................               5,323
     Richard M. Kovacevich......................             715,682(9)
     Richard S. Levitt..........................              41,460
     Richard D. McCormick.......................               5,750
     Cynthia H. Milligan........................               1,077
     Kenneth R. Murray..........................             498,952(10)
     John E. Pearson............................               7,832
     Ian M. Rolland.............................               4,284
     Daniel A. Saklad...........................             325,370(11)
     Stephen E. Watson..........................               2,146
     Michael W. Wright..........................               4,628
     All directors and executive officers as a
      group
      (30 individuals)..........................           7,952,580(12)

- ---------------------
 (1) Each individual owns less than 1% and all directors and executive officers as a group own 2.6% of the outstanding shares of common stock of the Corporation.

 (2) Amounts shown include shares allocated to participants' accounts in the Norwest stock funds held in trust under the Corporation's Savings-Investment Plan. Under the plan, a participant has the power to direct the voting of the shares held in trust based on the ratio of the value of such participant's accounts in such funds to the total value of such funds on a valuation date not more than 90 days preceding the record date for the applicable stockholders' meeting. Shares held in trust on the applicable record date will be voted by the trustee of the trust ratably based on the instructions of all participants who give instructions. The numbers of shares allocated to the accounts of the named executive officers, as of September 30, 1993, were: Mr. Biller, 9,045 shares; Mr. Campbell, 16,241 shares; Mr. Kovacevich, 30,095 shares; Mr. Murray, 27,398 shares; and Mr. Saklad, 8,821 shares. There were 9,056 shares allocated to an account for Mr. Levitt, a director and former officer; 19,165 shares allocated to an account for Mr. Johnson, a director and executive officer; and 195,232 shares allocated to the accounts of all directors and executive officers as a group.

     Amounts shown also include shares of common stock of the Corporation credited as of September 30, 1993, to executive officers' accounts under the Supplemental Savings-Investment Plan. The Corporation has deposited shares of its common stock in trust to be used to satisfy in part its obligations under said plan. The numbers of shares credited to the named executive officers' accounts as of September 30, 1993, were: Mr. Biller, 9,354 shares; Mr. Campbell, 7,029 shares; Mr. Kovacevich, 25,788 shares; Mr. Murray, 12,298 shares; and Mr. Saklad, 7,462 shares. There were 33,498 shares credited to an account for Mr. Johnson, a director and executive officer; and 113,630 shares credited to accounts of all directors and executive officers as a group.

     Amounts shown also include shares credited as of December 31, 1993, to executive officers' deferral accounts under the Executive Incentive Compensation Plan. The Corporation has deposited shares in trust to be used to satisfy in part its obligations under said plan. The numbers of shares credited as of December 31, 1993 to deferral accounts for the named executive officers were: Mr. Campbell, 496 shares; and Mr. Murray, 34,809 shares. There were 42,666 shares credited to an account for Mr. Johnson, a director and executive officer; and 81,921 shares credited to accounts of all directors and executive officers as a group.

     Amounts shown also include shares credited as of January 31, 1994, to certain outside directors' Deferred Stock Accounts under the Directors' Stock Deferral Plan and the Directors' Formula Stock Award Plan. The Corporation has deposited shares in trust to be used to satisfy in part its obligations under said plans. The numbers of shares credited as of January 31, 1994 to Deferred Stock Accounts under the Directors' Stock Deferral Plan were: Mr. Christensen, 1,670 shares; Mr. Grieve, 1,318 shares; Mr. Harper, 1,086 shares; Mr. Hodder, 1,474 shares; Mr. Levitt, 1,474 shares; Mr. Pearson, 1,398 shares; and Mr. Wright, 1,240 shares. The number of shares credited as of January 31, 1994 to Deferred Stock Accounts under the Directors' Formula Stock Award Plan were: Messrs. Harper, Levitt, McCormick, Watson and Wright, and Ms. Milligan, 140 shares.

 (3) Amounts shown do not include the following share equivalents which were credited as of February 28, 1994, to participants' Phantom Stock Accounts under the Corporation's Deferred Compensation Plan for Non-Employee
     Directors: Mr. Christensen, 17,706 shares; Mr. Grieve, 14,113 shares; Mr. Harper, 6,427 shares; Mr. Hodder, 15,960 shares; Mr. Levitt, 8,253 shares; and Mr. Wright, 1,522 shares.

 (4) Mr. Biller is one of the executive officers listed in the Summary Compensation Table on page 22 of this proxy statement. In addition to shares credited to Mr. Biller's accounts under the plans described in footnote (2) above, the amount shown includes 22,950 shares held by Mr. Biller's spouse, 193,178 shares which Mr. Biller has the right to acquire within 60 days after February 28, 1994, through the exercise of stock options, 47,820 shares of restricted stock, and 5,402 shares subject to restrictions on transfer of ownership.

 (5) Mr. Campbell is one of the executive officers listed in the Summary Compensation Table on page 22 of this proxy statement. In addition to shares credited to Mr. Campbell's accounts under the plans described in footnote (2) above, the amount shown includes 42,584 shares held by Mr. Campbell's spouse, 200 shares held by Mr. Campbell's minor son, 239,798 shares which Mr. Campbell has the right to acquire within 60 days after February 28, 1994, through the exercise of stock options, 20,000 shares of restricted stock, and 5,402 shares subject to restrictions on transfer of ownership.

 (6) This amount includes 93,500 shares which Mr. Ford has the right to acquire within 60 days after February 28, 1994, through the exercise of stock options.

 (7) This amount includes 523 shares held by Mr. Hart's spouse and 4,000 shares which Mr. Hart has the right to acquire within 60 days after February 28, 1994, through the exercise of stock options.

 (8) In addition to shares credited to Mr. Johnson's accounts under the plans described in footnote (2) above, the amount shown includes 123,562 shares held in a trust of which Mr. Johnson is a beneficiary, 1,119,640 shares which Mr. Johnson has the right to acquire within 60 days after February 28, 1994, through the exercise of stock options, 71,760 shares of restricted stock, and 393,824 shares held in a revocable trust for which Mr. Johnson is settlor and trustee.

 (9) Mr. Kovacevich is one of the executive officers listed in the Summary Compensation Table on page 22 of this proxy statement. In addition to shares credited to Mr. Kovacevich's accounts under the plans described in footnote (2) above, the amount shown includes 414 shares held by Mr. Kovacevich's spouse, 3,683 shares held by Mr. Kovacevich's spouse as custodian for his minor daughter under the UGMA, 7,366 shares held in revocable trusts for Mr. Kovacevich's daughter and son for which Mr. Kovacevich is co-trustee, 100,000 shares held in a trust of which Mr. Kovacevich is a beneficiary, 202,799 shares which Mr. Kovacevich has the right to acquire within 60 days after February 28, 1994, through the exercise of stock options, 40,080 shares of restricted stock, and 8,897 shares subject to restrictions on transfer of ownership.

(10) Mr. Murray is one of the executive officers listed in the Summary Compensation Table on page 22 of this proxy statement. In addition to shares credited to Mr. Murray's accounts under the plans described in footnote (2) above, the amount shown includes 370 shares held by Mr. Murray's spouse, 162 shares held in an IRA by Mr. Murray's brother over which Mr. Murray has power of attorney and in which he has an indirect beneficial interest, 239,816 shares which Mr. Murray has the right to acquire within 60 days after February 28, 1994, through the exercise of stock options, 47,820 shares of restricted stock, and 5,402 shares subject to restrictions on transfer of ownership.

(11) Mr. Saklad is one of the executive officers listed in the Summary Compensation Table on page 22 of this proxy statement. In addition to shares credited to Mr. Saklad's accounts under the plans described in footnote (2) above, the amount shown includes 643 shares held by Mr. Saklad's father, in which shares Mr. Saklad disclaims beneficial interest, 36,355 shares held in a trust of which Mr. Saklad is a beneficiary, 134,698 shares which Mr. Saklad has the right to acquire within 60 days after February 28, 1994, through the exercise of stock options, 47,820 shares of restricted stock, 5,402 shares subject to restrictions on transfer of ownership, and 84,169 shares held in a revocable trust for which Mr. Saklad is settlor and trustee.

(12) The amount shown includes 6,673,567 shares listed opposite the names of the 21 directors and executive officers (including directors who are executive officers) named in the above table, and the remaining 1,279,013 shares include: (i) 536,787 shares held by 9 executive officers, including 68,100 shares of restricted stock held by 5 executive officers; (ii) 330 shares held by spouses of 2 executive officers; (iii) 75,410 shares allocable as of September 30, 1993, to the accounts of 9 executive officers under the Savings-Investment Plan; (iv) 18,201 shares credited as of September 30, 1993, to the accounts of 8 executive officers under the Supplemental Savings-Investment Plan; (v) 3,950 shares credited as of December 31, 1993, to the account of one executive officer under the Executive Incentive Compensation Plan; and (vi) 742,226 shares which 9 executive officers have the right to acquire within 60 days after February 28, 1994, through the exercise of stock options.

                               EXECUTIVE OFFICERS

  Information regarding the current executive officers of the Corporation, including their names, ages, positions with the Corporation, and a brief description of their business experience during the past five years, is presented below. Executive officers are elected annually by the Board of Directors.

  Lloyd P. Johnson, 63, Chairman of the Board and a director. Mr. Johnson has been associated with Norwest for the past 9 years. Additional information regarding Mr. Johnson is set forth on page 5.

  Richard M. Kovacevich, 50, President and Chief Executive Officer and a director. Mr. Kovacevich has been associated with Norwest for the past 8 years. Additional information regarding Mr. Kovacevich is set forth on page 6.

  Leslie S. Biller, 46, Executive Vice President (South Central Banking). Mr. Biller served as Executive Vice President (Strategic Planning and Acquisitions) for the Corporation until July 30, 1990, when he assumed his present position. Mr. Biller has been associated with Norwest for the past 6 years.

  James R. Campbell, 51, Executive Vice President (Twin Cities Banking). Mr. Campbell served as Executive Vice President (Corporate Banking) until February 23, 1993, when he assumed his present position. He also serves as President and Chief Executive Officer of Norwest Bank Minnesota, N.A. Mr. Campbell has been associated with Norwest for the past 29 years.

  John E. Ganoe, 49, Senior Vice President (Strategic Planning and Acquisitions). Mr. Ganoe served as Vice President, Director of Strategic Planning and Acquisitions until September 25, 1990, when he assumed his present position. Mr. Ganoe has been associated with Norwest for the past 11 years.

  Michael A. Graf, 55, Senior Vice President and Controller. Mr. Graf has held his present position since February 1988. He has been associated with Norwest for the past 6 years.

  Stephen W. Hansen, 52, Senior Vice President (Human Resources). Mr. Hansen has held his present position since September 1987. He has been associated with Norwest for the past 6 years.

  Laurel A. Holschuh, 43, Senior Vice President, Assistant General Counsel and Secretary. Ms. Holschuh served as Vice President, Assistant General Counsel and Assistant Secretary until April 23, 1991, when she was elected Vice President, Assistant General Counsel and Secretary. On April 27, 1993, she assumed her present position. Ms. Holschuh has been associated with Norwest for the past 14 years.

  Kenneth R. Murray, 55, Executive Vice President (Western Banking). Mr. Murray served as Executive Vice President and head of Community Banking until July 30, 1990, when he assumed his present position. Mr. Murray has been associated with Norwest for the past 11 years.

  Brian R. Phillips, 54, Executive Vice President (Technical Services). Mr. Phillips has held his present position since February 1986. He has been associated with Norwest for the past 8 years.

  William H. Queenan, 55, Executive Vice President (Chief Credit Officer). Mr. Queenan has held his present position since May 1987. He has been associated with Norwest for the past 21 years.

  Daniel A. Saklad, 51, Executive Vice President (North Central Banking). Mr. Saklad served as Regional President of the Corporation for Minnesota and Wisconsin until September 26, 1989, when he assumed his present position. Mr. Saklad has been associated with Norwest for the past 6 years.

  Stanley S. Stroup, 50, Executive Vice President and General Counsel. Mr. Stroup served as Senior Vice President, General Counsel and Secretary of the Corporation until April 23, 1991, when he became Senior Vice President and General Counsel. On February 23, 1993, he assumed his present position. Mr. Stroup has been associated with Norwest for the past 10 years.

  John T. Thornton, 56, Executive Vice President and Chief Financial Officer. Mr. Thornton has held his present position since October 1987. Mr. Thornton has been associated with Norwest for the past 10 years.

  Charles D. White, 49, Senior Vice President and Treasurer. Mr. White served as Senior Vice President of Norwest Bank Minnesota, N.A. and Banking Group Treasurer until July 27, 1993, when he assumed his present position. Mr. White has been associated with Norwest for the past 12 years.

                             EXECUTIVE COMPENSATION

REPORT OF THE HUMAN RESOURCES COMMITTEE ON EXECUTIVE COMPENSATION

  The Human Resources Committee of the Board of Directors (the "Committee") determines annually the compensation (including awards under compensation plans) to be paid to the Corporation's chief executive officer and other executive officers, including the executive officers named in the Summary Compensation Table. This Report discusses the objectives and procedures used by the Committee to establish

1993 compensation for the chief executive officer and the four other executive officers named in the Summary Compensation Table.

OBJECTIVES

  The Committee's executive officer compensation policies are structured to reward contributions to the Corporation's performance and to enable the Corporation to compete favorably with the largest banking institutions and other large corporations in the United States in attracting and retaining highly-qualified individuals as executive officers. The primary objective of the Committee's compensation policy is to pay for performance. As a result, a substantial portion of each executive officer's compensation for 1993 consisted of an incentive component with a payout based on the Corporation's performance for the year and the executive officer's contribution to that performance.

  To establish compensation levels for executive officers for 1993, the Committee analyzed compensation data for the immediately preceding year from a peer group consisting of the 35 largest domestic banking organizations (ranked based on asset size) included in the Salomon 50-Bank Index (the "Comparison Group"*). The Committee set 1993 compensation levels for the Corporation's executive officers to be comparable to estimated executive officer compensation to be paid by banking organizations ranked among the highest-paying in the Comparison Group, based on the Committee's conclusion that the Corporation's projected performance for 1993 (based on earnings per share and the assumption that the quality of the Corporation's earnings would be satisfactory in light of the factors enumerated below under the heading "Chief Executive Officer") would place it among the highest-performing banking organizations in the Comparison Group.

  As a result of amendments to the Internal Revenue Code (the "Code") enacted in 1993, effective for tax years beginning January 1, 1994 and thereafter, a publicly-held company, such as the Corporation, will be limited to an annual deduction for federal income tax purposes of $1,000,000 for compensation paid to each of its chief executive officer and the four highest compensated executive officers (other than its chief executive officer) ("Covered Executive Officers") determined at the end of each year. However, performance-based compensation established by an independent compensation committee and based on performance goals and a maximum compensation amount which have been disclosed to and approved by stockholders is excluded from this limitation. The Internal Revenue Service recently published Proposed Regulations to provide specific guidance to such independent committees on developing performance-based compensation policies.

  In light of this legislation and in order to comply with the Proposed Regulations, the Committee has adopted, and the Board is submitting to stockholders for approval, the Committee's "Performance-Based Compensation Policy for Covered Executive Officers" (the "Policy"). The Policy, which is described in detail on pages 29 through 31 of this proxy statement, limits the maximum amount of incentive compensation that any Covered Executive Officer may be paid in 1994 and thereafter and requires the establishment of one or more performance goals for each Covered Executive Officer based on business criteria set forth in the Policy. Under the Policy, payment of an incentive compensation award to a Covered Executive Officer will be contingent upon the attainment of one or more of such pre-established performance goals. The Committee retains the discretion under the Policy to reduce the incentive compensation award payable to a Covered Executive Officer notwithstanding the attainment of any such performance goal and, in the exercise of this discretion, will continue to review competitive market data and other factors including, for Covered Executive Officers other than the chief executive officer, management recommendations.
- ---------------------
* The members of the Comparison Group were the 35 banking organizations identified on page 21 of this proxy statement that constitute the "Peer Group Index" for determining the Corporation's comparative stock performance, as illustrated on the Performance Graph.

EXECUTIVE OFFICER COMPENSATION

  Executive officer compensation consists primarily of an annual compensation opportunity (comprised of base salary and an incentive amount) and long-term compensation. Base salary ranges for executive officers are developed using competitive compensation data from the Comparison Group, as described in more detail below. Annual incentive compensation expressed as a percentage of base salary and long-term compensation for executive officers are determined by the Committee, also as described below.

  Annual Compensation. To establish potential compensation levels for 1993, the Committee evaluated the Corporation's projected performance for 1993 and available 1992 compensation data from the Comparison Group. The Committee developed estimates of the 1993 compensation to be paid by the highest-paying banks in the Comparison Group to their respective executive officers. Based on these estimates, the Committee established an annual compensation opportunity (consisting of base salary and a target incentive opportunity payable in cash or stock or a combination of cash and stock) for each executive officer that would be competitive with the total annual compensation estimated to be paid by such banks. No executive officer was guaranteed a minimum incentive compensation.

  Individual base salaries for executive officers other than Mr. Kovacevich are recommended by the Corporation's chief executive officer and approved by the Committee. Mr. Kovacevich's base salary is determined by the Committee. Salaries are reviewed annually and adjusted periodically, typically at intervals of 12 months or more. Adjustments are based on the relationship of the executive officer's current salary to the base salary range for the position and a subjective evaluation of overall performance. Base salaries paid in 1993 to executive officers named in the Summary Compensation Table were near the median of estimated base salaries paid by the Comparison Group banks.

  The Committee also set 1993 target incentive amounts (payable in cash and/or stock), expressed as a percentage of base salary, for each executive officer. This percentage was computed by subtracting the base salary from each officer's total annual compensation opportunity and then dividing the remainder by the amount of that base salary. Incentive awards based on these targets were paid to executive officers pursuant to the Corporation's Executive Incentive Compensation Plan (the "EICP") (for cash incentive awards) and/or pursuant to the Corporation's 1985 Long-Term Incentive Compensation Plan ("LTICP") (for incentive awards paid in the form of stock or restricted stock). The Committee also determined the financial performance and other factors for executive officers to receive a full payout of the 1993 incentive opportunity. The EICP and stock incentive awards for 1993 paid in 1994 to each executive officer named in the Summary Compensation Table, other than Mr. Kovacevich, were determined by the extent to which such executive officer met his performance objectives, based primarily on the performance of the business unit managed by the executive officer and on the Corporation's achievement of its earnings per share goal for 1993. EICP incentive award payments to Mr. Kovacevich for 1993 were determined based on the Corporation's earnings per share and the quality of its earnings. (See the information under the heading "Chief Executive Officer" below for a discussion of the performance criteria used in connection with Mr. Kovacevich's compensation.) The stock incentive awards are subject to restrictions on transfer of ownership that expire as to 30% of the shares granted pursuant to such awards in each of February 1997 and 1998, and expire as to the balance in February 1999.

  Under a policy in effect for 1992, restricted stock awards, if any, could be granted by the Committee after the end of the completed year, once an executive officer's EICP award payment had been determined. Restricted stock awards would be made to the extent appropriate to adjust the total compensation for that executive officer if actual executive compensation data from the Comparison Group for the preceding year indicated that an executive officer's combined salary and cash incentive award were below competitive levels for the Comparison Group. Because actual 1992 annual compensation paid by the highest paying banks in the Comparison Group exceeded the total cash compensation paid to the Corporation's executive officers for 1992, restricted stock awards attributable to 1992 compensation were granted by the Committee in 1993. This policy was discontinued by the Committee for compensation earned beginning in 1993.

  Long-Term Compensation. Long-term compensation is provided in the form of stock options granted under the LTICP and is intended to increase management ownership of stock and to provide an incentive to executive officers to improve long-term corporate performance. Each executive officer is assigned stock ownership goals expected to be achieved by specified dates. Once the basic ownership level is achieved the goal continues to increase each time an executive officer exercises a stock option or a restricted stock grant vests. All executive officers named in the Summary Compensation Table have exceeded their ownership goals.

  The primary means for executive officers to achieve these goals is through the exercise of stock options and the retention of a substantial portion of the stock acquired. In determining original option grants, the Committee considers the number of shares of common stock owned by the executive officer relative to the executive officer's ownership goal, and the stock option grant practices of the Comparison Group at the time of grant. If the executive officer does not meet his or her stock ownership goal, the number of stock options granted by the Committee to such executive officer in the future will be less than competitive practice. The Committee encourages executive officers to achieve their stock ownership goals by including in original option grants the right to acquire an Accelerated Ownership Non-Qualified Stock Option (an "AO"). Upon exercise of the original option using shares of previously owned common stock, the optionee is granted an AO to purchase the same number of whole shares of stock, at their fair market value on the date of the AO grant, as were used to pay the purchase price of the shares acquired upon exercise of the original option and related taxes. AO grants are exerciseable at any time over the remaining term applicable to the original option. Such grants allow the exercise of the original option early in its term while preserving the executive officer's opportunity for future appreciation in the shares exchanged to exercise the original option. The Committee believes that the AO feature in original option grants encourages executive officers to acquire and retain the Corporation's stock. Under the Proposed Regulations, stock options granted by the Committee under the LTICP are considered performance-based compensation and therefore not subject to the deduction limitation under Section 162(m) of the Code.

  Other Compensation. Executive officers also receive various perquisites and supplemental retirement benefits of a type and value comparable to those made available to executive officers of Comparison Group banking organizations, as well as retirement and medical benefits generally available to the Corporation's employees.

  Chief Executive Officer. Mr. Kovacevich's 1993 salary and incentive award payment shown in the Summary Compensation Table were determined by the Committee generally in accordance with the methodology described above except that Mr. Kovacevich's stated performance objective consisted solely of the Corporation's earnings per share goal for 1993. With respect to Mr. Kovacevich's incentive payments for 1993, the Committee determined that corporate earnings per share for 1993 had exceeded that year's objective. However, the Committee also evaluated the quality of the Corporation's earnings based on its review of the following factors: earnings growth, return on common equity, return on total assets, common equity as a percentage of total assets, non-performing assets and loan loss reserves, respectively, as a percentage of total assets, the 12-month rate of return to stockholders (including stock price performance and total return), the ratio of the Corporation's common stock market price to its book value, and the ratio of the Corporation's total non-interest expense to its total revenue. In evaluating the Corporation's overall performance for purposes of establishing Mr. Kovacevich's incentive payment, the Committee also compared the Corporation's performance to that of banking organizations included in the Comparison Group using these same factors. The Committee's final determination of Mr. Kovacevich's 1993 compensation was based both on the achievement of the Corporation's earnings per share goal and on the Committee's subjective evaluation of the Corporation's overall performance and the quality of its earnings based on its assessment of the factors set forth above compared to the performance of the Comparison Group.

  In recognition of the Corporation's performance and its earnings quality, the Committee awarded a cash bonus for 1993 to Mr. Kovacevich under the EICP of $1,260,000 which represents 180% of his base salary. He also received in 1994 a stock incentive award for 1993 of 14,000 shares, which is subject to restrictions on transfer of ownership that expire as to 30% of such shares in each of February 1997 and 1998, and expire as to the balance in February 1999.

  Mr. Kovacevich was also awarded 15,000 shares of restricted stock in July 1993 relating to his 1992 compensation, based on the factors set forth in the description of the restricted stock policy on page 18. Information regarding this restricted stock award and the fair market value of the underlying shares is set forth for the year 1993 in column (i) of the Summary Compensation Table and note (6) thereto. Under the terms of this award as originally made, these shares of restricted stock would have vested over a three-year period ending in 1998. However, in November, 1993, after a review of the amendments to the Code with respect to the deductibility of executive officer compensation in excess of $1,000,000 payable in 1994 and thereafter, the award was amended to cause the entire restricted stock award to vest on December 31, 1993 and to impose restrictions on transfer of ownership on the shares in lieu of the prior vesting requirements. The Committee approved this amendment so that the compensation paid to Mr. Kovacevich attributable to these shares would be fully deductible by the Corporation in 1993. Mr. Kovacevich also was granted an AO for 202,799 shares in 1993 upon his exercise of an original option granted prior to 1993 that had the AO feature described above.

                                        Members of the Committee:

                                        Pierson M. Grieve, Chairman
                                        Charles M. Harper
                                        Richard D. McCormick
                                        John E. Pearson
                                        Michael W. Wright

                         COMPARATIVE STOCK PERFORMANCE

  The Performance Graph set forth below compares the cumulative total stockholder return on Norwest Corporation ("Norwest") common stock for the last five fiscal years with the cumulative total return on the S&P 500 Index and a peer group stock performance index defined as follows: the 35 largest banking organizations (ranked based on their total assets as of December 31 of the immediately preceding fiscal year) included in the Salomon 50-Bank Index published by Salomon Brothers in the first February issue of "Bank Stock Weekly" of the year in which the annual meeting will be held (the "Peer Group Index"). The cumulative total stockholder return computations set forth in the Performance Graph assume the investment of $100 in Norwest common stock, the S&P 500 Index and the Peer Group Index on December 31, 1988, and reinvestment of all dividends.

  The 35 banking organizations (ranked based on total assets as of December 31, 1993) that constitute the Peer Group Index are as follows: Citicorp, BankAmerica Corporation, NationsBank, Chemical Banking Corporation, J.P. Morgan & Co., Chase Manhattan Corporation, Bankers Trust Corporation of New York, BancOne Corporation, First Union Corporation, PNC Bank Corporation, First Chicago Corporation, Wells Fargo & Co., First Interstate, Norwest Corporation, Fleet Financial Group, Inc., Bank of New York, NBD Bancorp, SunTrust Banks, Inc., Bank of Boston Corporation, Republic New York Corporation, Barnett Banks, Inc., Wachovia Corporation, Mellon Bank Corporation, First Fidelity Bancorporation, KeyCorp, National City Corporation, Comerica, Inc., Society Corporation, Boatmen's Bancshares, First Bank System, Inc., CoreStates Financial Corporation, Continental Bank Corporation, U.S. Bancorp, First of America, and State Street Boston Corporation.


                      [PERFORMANCE GRAPH APPEARS HERE]

COMPENSATION

  The following table sets forth the cash and noncash compensation earned or awarded for the last three years to the chief executive officer of the Corporation and the four other most highly compensated executive officers of the Corporation.

                           SUMMARY COMPENSATION TABLE

                                                                             LONG TERM
                                    ANNUAL COMPENSATION                 COMPENSATION AWARDS
                       --------------------------------------------- -------------------------
         (A)           (B)     (C)        (D)            (E)              (F)          (G)              (I)
                                                                       RESTRICTED
      NAME AND                                       OTHER ANNUAL        STOCK       OPTIONS/        ALL OTHER
 PRINCIPAL POSITION    YEAR SALARY($) BONUS($)(1) COMPENSATION($)(2) AWARD(S)($)(3) SARS(#)(4) COMPENSATION($)(5)(6)
 ------------------    ---- --------- ----------- ------------------ -------------- ---------- ---------------------
Richard M. Kovacevich  1993 $700,000  $1,596,875       $26,230                 0     202,799         $472,875
 President and Chief   1992  625,000     786,000        13,425          $194,688           0           75,000
 Executive Officer     1991  592,917     625,000        14,508           290,625     423,710           67,435
Leslie S. Biller       1993  430,000     879,531        20,231           408,750      47,050           46,590
 Executive             1992  393,333     346,500        21,207           194,688     119,606           42,410
 Vice President        1991  340,000     313,500        37,945           203,438     215,642           32,064
Kenneth R. Murray      1993  425,000     841,531        22,908           408,750           0           46,538
 Executive             1992  402,083     350,625        13,623           194,688      27,198           43,925
 Vice President        1991  363,333     330,000        19,349           203,438     272,618           38,000
Daniel A. Saklad       1993  396,667     819,531        25,681           408,750      43,698           43,105
 Executive             1992  363,333     321,750        13,092           194,688      51,280           39,125
 Vice President        1991  316,667     288,750        13,141           203,438     223,182           19,000
James R. Campbell      1993  338,750     721,531        15,568           408,750           0           33,285
 Executive             1992  320,000     216,000        14,254            97,344      86,080           31,148
 Vice President        1991  295,000     199,126        10,380                 0     538,176           17,700

- ---------------------
(1) The amounts shown for 1993 in column (d) include the fair market value of shares of common stock, based on the average of the high and low trading prices per share of $24.0625 for the Corporation's common stock on February 22, 1994, awarded to the named executive officers as incentive compensation, as follows: 14,000 shares, $336,875 to Mr. Kovacevich, and 8,500 shares, $204,531 to each of Messrs. Biller, Murray, Saklad and Campbell. These shares are subject to restrictions on transfer of ownership expiring over a three-year period, commencing in 1997 and ending in 1999.

(2) The amounts shown in column (e) represent amounts reimbursed to the named executive officers in the years 1991-1993 for the payment of taxes incurred in connection with perquisites. The named executive officers also received compensation in the form of certain perquisites and personal benefits in the years 1991-1993, the aggregate amount of which did not exceed $50,000 in each such year for any named executive officer.

(3) The shares of restricted common stock held by each of the persons named in the above table and the market value of such shares, based on the number of shares held and closing market price of the Corporation's common stock as of December 31, 1993, were as follows: Richard M. Kovacevich, 40,080 shares, $976,950; Leslie S. Biller, 47,820 shares, $1,165,613; Kenneth R. Murray, 47,820 shares, $1,165,613; Daniel A. Saklad, 47,820 shares, $1,165,613; James R. Campbell, 20,000 shares, $487,500. Dividends are paid on shares of restricted stock on the same dates and at the same rate as those paid to all holders of the Corporation's common stock.

(4) All option grants have been adjusted to reflect the June 1993 2-for-1 stock split.

(5) The amount shown in column (i) for each named executive officer is the total of the Corporation's contributions to the Corporation's Savings-Investment Plan ("SIP"), a 401(k) plan in which all employees are eligible to participate, and contributions to the Corporation's Supplemental Savings-

   Investment Plan, a non-qualified supplemental executive retirement plan ("Supplemental SIP"). For the year ended December 31, 1993, the Corporation's contribution to SIP for each of the named executive officers was $8,994 (the maximum allowable contribution under SIP). The Corporation's contribution to Supplemental SIP for the year ended December 31, 1993, for such persons was as follows: Mr. Kovacevich, $98,256; Mr. Biller, $37,596; Mr. Murray, $37,544; Mr. Saklad, $34,111; and Mr. Campbell, $24,291.

(6) The amounts shown under column (i) for Mr. Kovacevich for 1993 include the fair market value of 15,000 shares of the Corporation's common stock awarded to Mr. Kovacevich in July 1993 as restricted stock relating to his 1992 compensation. Under the terms of this restricted stock award as originally made, these shares would have vested over a three-year period ending in 1998. In November 1993, this award was amended to accelerate vesting of these shares to December 31, 1993 and to add restrictions on transfer of ownership expiring over a period of three years, commencing in 1996 and ending in 1998. These amendments were intended to allow the compensation paid to Mr. Kovacevich attributable to these shares to be fully deductible by the Corporation in 1993, in light of the new limitations on deductibility for federal income tax purposes of compensation in excess of $1,000,000 payable in 1994 and thereafter. See "Proposal to Approve Performance-Based Compensation Policy for Covered Executive Officers," for a discussion of these limitations. As of December 31, 1993, the fair market value of these shares was $365,625, based on the closing price per common share of $24.375 on that date.

OPTION GRANTS AND EXERCISES

  The following tables summarize for 1993 under the Corporation's 1985 Long-Term Incentive Compensation Plan option grants to and option exercises by the executive officers named in the Summary Compensation Table above, and the value of the options held by such persons at December 31, 1993:

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                                                 POTENTIAL REALIZABLE
                                                                                   VALUE AT ASSUMED
                                                                                 ANNUAL RATES OF STOCK
                                                                                PRICE APPRECIATION FOR
                              INDIVIDUAL GRANTS                                     OPTION TERM(3)
- ------------------------------------------------------------------------------- -----------------------
 (A)                       (B)              (C)              (D)        (E)         (F)         (G)
                                      PERCENT OF TOTAL
                       OPTIONS/SARS     OPTIONS/SARS     EXERCISE OR
                         GRANTED    GRANTED TO EMPLOYEES BASE PRICE  EXPIRATION     5%          10%
NAME                    (#)(1)(2)      IN FISCAL YEAR      ($/SH)       DATE        ($)         ($)
- ----                   ------------ -------------------- ----------- ---------- ----------- -----------
Richard M. Kovacevich    202,799            14.6%         $27.6875   7/23/2001  $ 2,603,648 $ 6,203,240
Leslie S. Biller          47,050             3.4%          25.8125   7/23/2001      576,744   1,380,041
Kenneth R. Murray              0              --                --          --           --          --
Daniel A. Saklad          43,698             3.1%          26.3750   7/23/2001      548,009   1,311,583
James R. Campbell              0              --                --          --           --          --

- --------------------
(1) All option grants shown are "accelerated ownership" options ("AOs") and are immediately exercisable. The general terms of AOs are described under the heading "Report of the Human Resources Committee on Executive
    Compensation." No SARs were granted in 1993.

(2) Stock options have no value on the date of grant because the exercise price per share is equal to the market price per share of the Corporation's common stock on the date the option is granted. A stock option has value to the optionee in the future only if the market price of the Corporation's common stock at the time the option is exercised exceeds the exercise price.

(3) The dollar amounts under Columns (f) and (g) are the result of calculations at the 5% and 10% rates set by the Securities and Exchange Commission (the "Commission"). Based on these 5% and 10%
   assumed annual rates of appreciation and a closing per share stock price of $24.375 for the Corporation's common stock on December 31, 1993, the potential realizable value to the holders of all issued and outstanding shares on that date (294,131,670 shares), if such shares were held for an assumed 7.86 year period (a period equal to the weighted average terms of the options shown above), would be $3.35 billion (based on the 5% rate) and $7.99 billion (based on the 10% rate). The potential realizable value over the option terms of the options included in the above table and the potential realizable values to stockholders on an aggregate basis over the assumed holding period are computed using the assumed rates set by the Commission and should not be viewed as, and are not intended to be, a forecast of possible future appreciation, if any, in the Corporation's stock price.

                       AGGREGATED OPTION/SAR EXERCISES IN
                 LAST FISCAL YEAR AND FY-END OPTION/SAR VALUES

         (A)               (B)           (C)                   (D)                          (E)
                                                      NUMBER OF UNEXERCISED
                                                           OPTIONS/SARS         VALUE OF UNEXERCISED IN-THE-
                          SHARES                          AT FISCAL YEAR        MONEY OPTIONS/SARS AT FISCAL
                       ACQUIRED ON  VALUE REALIZED     END (#) (IN SHARES)         YEAR END (IN DOLLARS)
        NAME           EXERCISE (#)     ($)(1)     EXERCISABLE/UNEXERCISABLE(2)  EXERCISABLE/UNEXERCISABLE
- ---------------------  ------------ -------------- ---------------------------- ----------------------------
Richard M. Kovacevich    276,000      $3,631,111         202,799/138,000             $    0/$1,375,681
Leslie S. Biller          63,064         721,111          193,178/60,000               721,668/598,122
Kenneth R. Murray              0             -0-          239,816/60,000             2,044,206/598,122
Daniel A. Saklad         120,404       1,533,781          134,698/60,000               674,069/598,122
James R. Campbell              0             -0-          239,798/48,000             2,362,673/478,498

- --------------------
(1) Once a stock option becomes exercisable, the timing of the option exercise occurs at the discretion of the executive. If the value realized in column
    (c) is divided by the number of years between the date the option was granted and its exercise date, the annualized value realized by each of the executive officers named above would have been as follows: Mr. Kovacevich, $1,655,760; Mr. Biller, $354,249 and Mr. Saklad, $610,191.

(2) Column (d) lists the total options held (stated as shares exercisable and unexercisable) for the named executive officers as of December 31, 1993. As of that date, such executive officers also beneficially held an aggregate of 1,320,590 shares of the Corporation's common stock. As a consequence, executive officers share with all stockholders the risk of future changes in the market value of the Corporation's common stock, which will depend upon, among other factors, the Corporation's future performance and such executive officer's contribution to that performance.

PENSION PLANS

  The Corporation's Pension Plan is a defined benefit plan covering all employees of the Corporation and participating subsidiaries who have attained age 21 and have worked at least 1,000 hours during a period specified in the plan. Employees do not contribute to the plan, and the contributions by the Corporation and its subsidiaries are not allocated to the accounts of the individual participants. Benefits under the plan are determined on the basis of age, years of service and compensation. A participant becomes vested upon completing 5 years of Vesting Service or having attained the age of 65.

  The monthly benefit at regular retirement age is a life annuity equal to 1.1% of final average monthly earnings up to the Integration Level and 1.6% of final average monthly earnings in excess of the Integration Level for each year of credited service. No more than 35 years of credited service is recognized under the plan. Under the provisions of the Pension Plan, the "Integration Level" for any year is determined by the following formula: ($1,400 X Social Security Wage Base for Current Year) divided by $48,000. Based on this formula, the Integration Level (stated as an amount per month) is $1,768 for participants retiring in 1994. For participants retiring in years after 1994 the Integration Level is indexed to increase at the same rate as the Social Security wage base. The benefit formula described above may be further amended effective January 1, 1989, to comply with regulations under the Tax Reform Act of 1986.

  A participant's final average earnings is the highest average monthly compensation paid during any 36 consecutive months within the last 120 months of employment. Compensation for purposes of the plan is the participant's basic compensation, including salary reduction amounts under Section 401(k) and
Section 125 of the Internal Revenue Code and payments made under the Corporation's Executive Incentive Compensation Plan approved by the Board of Directors and other designated incentive compensation plans, but excluding compensation deferred under the Corporation's Executive Incentive Compensation Plan or any other deferral plan.

  For the individual executive officers named in the Summary Compensation Table, the compensation recognized under the plan for 1993 is the amount shown in the table for the year 1993 as "Salary" (column (c)) and as "Bonus" (column
(d)). As of December 31, 1993, credited service for such persons was as follows: Mr. Kovacevich, 7 years, 10 months; Mr. Biller, 6 years, 4 months; Mr. Murray, 11 years; Mr. Saklad, 6 years, 5 months; Mr. Campbell, 29 years, 6 months.

  Effective January 1, 1994, compensation under the Pension Plan for purposes of a plan year is limited by the Internal Revenue Code to $150,000. In addition, the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), places certain limitations on the annual pension that can be paid from a tax-qualified pension plan. The annual limit currently in effect is $118,800, but depending on when a participant retires, the annual benefit may exceed that amount. As permitted by ERISA, the Board of Directors has adopted a Supplemental Pension Plan under which amounts otherwise payable under the Pension Plan in excess of the Internal Revenue Code and ERISA limitations will be paid by the Corporation as an operating expense. The Supplemental Pension Plan also provides an unfunded pension benefit equivalent to the difference between the amount actually payable under the Pension Plan and the amount that would have been payable if deferred compensation had been recognized as earnings under the Pension Plan.

  The following table shows the estimated annual average retirement benefits payable under the Pension Plan and the Supplemental Pension Plan for individuals with various combinations of annualized final average compensation and years of credited service, without regard to the limitations imposed by the Internal Revenue Code and ERISA. The annual amounts shown are not subject to reduction for Social Security benefits.

   ANNUALIZED FINAL                YEARS OF SERVICE AT RETIREMENT
       AVERAGE        ---------------------------------------------------------
     COMPENSATION        10       15       20       25        30         35
   ----------------   -------- -------- -------- -------- ---------- ----------
   $  250,000         $ 38,940 $ 58,409 $ 77,879 $ 97,349 $  116,819 $  136,288
      500,000           78,940  118,409  157,879  197,349    236,819    276,288
      750,000          118,940  178,409  237,879  297,349    356,819    416,288
    1,000,000          158,940  238,409  317,879  397,349    476,819    556,288
    1,250,000          198,940  298,409  397,879  497,349    596,819    696,288
    1,500,000          238,940  358,409  477,879  597,349    716,819    836,288
    1,750,000          278,940  418,409  557,879  697,349    836,819    976,288
    2,000,000          318,940  478,409  637,879  797,349    956,819  1,116,288
    2,250,000          358,940  538,409  717,879  897,349  1,076,819  1,256,288
    2,500,000          398,940  598,409  797,879  997,349  1,196,819  1,396,288

  Lloyd P. Johnson, Chairman of the Board and a nominee for re-election as a director of the Corporation, has an agreement with the Corporation which provides for payments to him of the difference, if any, between the amount he will receive under the Corporation's Pension Plan and the amount he would have been entitled to receive under any Pension Plan of the Corporation selected by him in effect during the term of his employment. In addition, the agreement provides for certain supplemental retirement benefits, the amount of which will be determined by reference to the benefits Mr. Johnson actually receives from his former employer. If Mr. Johnson had retired on December 31, 1993, and received the maximum benefit available under this agreement, he would have been entitled to an annual early retirement benefit from the Corporation of approximately $244,800.

LONG TERM DISABILITY PLANS

  The executive officers named in the Summary Compensation Table participate in the Corporation's Long Term Disability Plan, which is available to all employees of the Corporation. This plan covers compensation of up to $500,000 in salary and payments made under incentive compensation plans designated by the Chairman, the President, any Executive Vice President or any Senior Vice President of the Corporation. The plan provides a monthly benefit to an employee scheduled to work 30 or more hours per week who has elected to participate in the plan and who becomes totally disabled for more than 22 weeks. The monthly benefit equals 65% of the participant's average basic monthly compensation, up to a maximum monthly benefit (based on a maximum annual compensation of $500,000) of $27,083. The Corporation's Supplemental Long Term Disability Plan extends similar disability coverage for the base salaries earned by Richard M. Kovacevich and Lloyd P. Johnson in excess of $500,000. The monthly benefit payable under either plan may be subject to offset for other sources of income.

SEVERANCE AGREEMENTS

  The Corporation has entered into severance agreements with the five executive officers of the Corporation named in the Summary Compensation Table above. The purpose of these agreements is to encourage the officers to continue to carry out their duties in the event of a possible change of control of the Corporation. Under the terms of these agreements the officers may become entitled to receive certain payments upon their termination of employment or if their job duties or compensation and benefits are substantially reduced within three years following a change of control of the Corporation. The maximum amount of payments is two times the sum of: (i) the officer's base salary rate, (ii) the value of perquisites provided by the Corporation, and (iii) the officer's highest potential bonus or, in the case of Mr. Kovacevich, an amount equal to the two-year average of his Executive Incentive Compensation Plan payments or his target award under that plan, whichever is greater. In addition, the agreements provide for the continuation of certain medical, dental and life insurance benefits for up to two years after termination. If payments received by any such officer as a result of a change of control result in an excise tax liability for such officer, the Corporation will also pay to the officer an additional amount equal to the excise tax plus a gross-up for additional income taxes, interest and penalties related to the excise tax. If a change of control and termination of employment had occurred on January 1, 1994, giving rise to payments under these severance agreements, the approximate amounts payable to the executive officers named in the Summary Compensation Table would be as follows: Mr. Kovacevich, $4,181,210; Mr. Biller, $2,252,414; Mr. Murray, $2,172,058; Mr.
Saklad, $2,077,766, and Mr. Campbell, $1,747,780.

  The Corporation has a plan that provides severance pay to employees who are discharged from employment under certain circumstances. The amount of severance pay is based on years of service, job level, and the severance option selected by the employee. If Mr. Kovacevich had been discharged on January 1, 1994, the maximum amount payable under this policy would have been his base salary for a period of 22 months, plus life and health insurance benefits for 18 months. With respect to the other individuals named in the Summary Compensation Table herein, the maximum amount payable under this policy would have been their base salary plus benefits for the following periods: Mr. Biller, 16 months; Mr. Murray, 18 months; Mr. Saklad, 16 months, Mr. Campbell, 18 months. In addition, Mr. Kovacevich will be entitled to receive benefits consisting of a minimum payment of 12 months' salary (less the amount of any other severance payments to which he may be entitled under any severance plan of the Corporation then in effect) and a prorata portion of his incentive compensation, together with certain life and health insurance benefits, if his employment is terminated by the Corporation for a reason other than cause or if his job duties are substantially reduced and he resigns within 90 days thereafter.

               OTHER INFORMATION RELATING TO DIRECTORS, NOMINEES,
                       EXECUTIVE OFFICERS AND ASSOCIATES

LOAN TRANSACTIONS

  During the past year certain directors (in addition to those directors named below under the heading "Compensation Committee Interlocks and Insider Participation") and executive officers of the Corporation and/or one or more of their associates had banking transactions in the ordinary course of business with one or more of the bank subsidiaries of the Corporation. Such transactions included loans made in the ordinary course of business. All such loans were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and did not involve more than the normal risk of collectibility or present other unfavorable features.

  Certain executive officers and non-employee directors of the Corporation have also obtained mortgage loans from Norwest Mortgage, Inc. ("NMI"), a subsidiary of the Corporation. In connection with each of these loans and in accordance with its policy applicable to all employees and the Corporation's directors, NMI waived an origination fee equal to one percent of the loan amount for each executive officer. Three of the executive officers named in the Summary Compensation Table obtained mortgage loans through NMI. Information for each such named executive officer, including the highest balance on each loan outstanding since January 1, 1993, the balance outstanding on each loan on December 31, 1993, and the annual interest rate thereon, is as follows: Leslie
S. Biller, highest balances on two loans -- $500,000 and $203,000, balances outstanding on December 31, 1993 -- $497,150 and $202,714, initial interest rates per annum (adjustable) --7.125% and 4.125%; Kenneth R. Murray, highest loan balance -- $203,150, balance outstanding on December 31, 1993 -- $203,150, interest rate per annum -- 7.25%; James R. Campbell, highest loan balance --
 $375,000, balance outstanding on December 31, 1993 -- $375,000, initial interest rate per annum (adjustable) -- 4.875%. In addition, three other executive officers and two non-employee directors of the Corporation were indebted to NMI in the aggregate amount of $1,525,000, representing mortgage loans with interest rates ranging from 4.375% to 8.25% per annum. As of February 28, 1994, of the mortgage loans indicated above, five have been sold by NMI in the secondary real estate mortgage market and one was sold by NMI to Norwest Bank Minnesota, N.A.

  In addition, one other executive officer of the Corporation had a personal loan outstanding from Norwest Capital Markets, Inc., ("NCM"), a subsidiary of the Corporation. As of December 31, 1993, the outstanding balance of the loan was $200,000, which amount was also the highest outstanding loan balance since January 1, 1993. The loan bears interest at a floating rate equal to one percent (1%) in excess of the base lending rate from time to time of Norwest Bank Minnesota, N.A. The annual interest rate charged on this loan during 1993 was 7%. The loan is secured by a security interest to NCM in all shares of the Corporation's common stock obtained by the executive officer from the exercise of stock options up to a total value equal to 120% of the outstanding balance of the loan.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  The Human Resources Committee (the "Committee") determines annually the compensation to be paid to the Corporation's chief executive officer and other executive officers, including the executive officers named in the Summary Compensation Table. The members of the Committee are Pierson M. Grieve (Chairman), Charles M. Harper, Richard D. McCormick, John E. Pearson, and Michael W. Wright. During 1993, Richard D. McCormick and Michael W. Wright had banking transactions in the ordinary course of business with one or more of the bank subsidiaries of the Corporation. Such transactions involved loans made in the ordinary course of business. All such loans were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and did not involve more than the normal risk of collectibility or present other unfavorable features.

CERTAIN INFORMATION WITH RESPECT TO GERALD J. FORD

  On January 14, 1994, the Corporation completed its acquisition of First United Bank Group, Inc. ("First United") pursuant to an Agreement and Plan of Merger (the "Merger Agreement"), by the merger of First United into GST Co. ("GST"), a wholly-owned subsidiary of the Corporation, in exchange for shares of the Corporation's common stock (the "Merger"). Gerald J. Ford, who is a nominee for election as a director of the Corporation, served as Chairman, Chief Executive Officer, and a director of First United until the Merger. Certain information about Mr. Ford, as well as information regarding certain transactions entered into between the Corporation and him or a company of which he is a stockholder, a director and an executive officer, in connection with the Merger, is set forth below. See also pages 3 and 12 of this proxy statement for additional information about Mr. Ford.

  Election as a Director. Under the terms of the Merger Agreement and as a condition to First United's completion of the Merger, the Corporation agreed to expand its Board of Directors by one member upon consummation of the Merger and to appoint Mr. Ford as a director to fill the vacancy created by the increase. Mr. Ford was appointed a director of the Corporation as of January 14, 1994, the effective date of the Merger. In addition, the Corporation has agreed pursuant to the Merger Agreement to publicly support and nominate Mr. Ford for election to the Corporation's Board of Directors at any meeting of its stockholders called for the purpose of electing directors and held prior to January 14, 1997.

  Mr. Ford also serves as Chairman of the Board and a director of First Madison Bank, FSB ("First Madison"), formerly known as First Gibraltar Bank, FBS, in Dallas, Texas, and its parent bank holding companies, under a waiver of the Depository Institutions Management Interlocks Act granted by the Federal Home Loan Bank Board ("FHLBB"), as operating head of the Federal Savings and Loan Insurance Corporation ("FSLIC") in connection with the acquisition of certain assets and assumption of certain liabilities by First Madison from FSLIC. Mr. Ford believes and is seeking confirmation from the Office of Thrift Supervision, as successor to FSLIC, that the waiver continues to allow Mr. Ford to serve both as a director of First Madison and as a director of the Corporation.

  Certain Transactions. After the execution of the Merger Agreement with First United and prior to the completion of the Merger, the Corporation guaranteed repayment of a $20 million line of credit from a third party bank. The purpose of this line of credit was to provide financing to complete two pending bank acquisitions in Texas by an indirect bank holding company subsidiary of First United and to enable First United to repurchase its outstanding Series B Floating Rate Cumulative Preferred Stock (the "Series B Preferred Stock") and a related stock warrant (the "Series B Warrant") as required by the Merger Agreement. Fifteen million dollars was advanced in October 1993 on this line of credit to complete the pending bank acquisitions in Texas. The remaining $5 million balance of the line of credit was advanced in January 1994 prior to the Merger to First United to finance a portion of the repurchase price for the Series B Preferred Stock and Series B Warrant. The line of credit was repaid in full and the Corporation's guaranty was discharged in February 1994.

  Prior to the Merger, First United and Madison Financial, Inc. ("Madison Financial") each owned a 50% undivided interest in a 1985 IAI Westwind I jet airplane. Mr. Ford is the Chairman, Chief Executive Officer, a director and a stockholder of Madison Financial. In connection with consummation of the Merger and as a condition thereto, First United sold its interest in the airplane to Madison Financial for its appraised value of $850,000. First United was also released upon the sale from its obligations under a security agreement with the third-party bank that provided financing for the original purchase of the airplane.

  Also in connection with the Merger, the Corporation agreed to sell and Mr. Ford agreed to purchase certain artwork owned by First United for its appraised value of approximately $105,000.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

  Section 16(a) of the Securities Exchange Act of 1934 requires the Corporation's directors, certain officers, and any persons holding more than 10% of the Corporation's common stock to report their initial ownership of the Corporation's common stock and any subsequent changes in that ownership to the Securities and Exchange Commission and the New York Stock Exchange. Specific due dates for these reports have been established, and the Corporation is required to disclose in this proxy statement any failure to file by these dates during 1993. All of these filing requirements were satisfied.

                        ITEM 2. PROPOSAL TO APPROVE THE
                   PERFORMANCE-BASED COMPENSATION POLICY FOR
                           COVERED EXECUTIVE OFFICERS

  The Human Resources Committee of the Board of Directors (the "Committee") has approved the Corporation's Performance-Based Compensation Policy for Covered Executive Officers (the "Policy"), and the Board of Directors has directed that the Policy be submitted to stockholders at the annual meeting. The full text of the Policy is set forth in Exhibit A to this proxy statement and the following description of the Policy is qualified in its entirety by the text of the Policy.

PURPOSE

  As a result of the enactment in 1993 of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), effective for tax years beginning January 1, 1994 and thereafter, a publicly-held company, such as the Corporation, will be limited to an annual deduction for federal income tax purposes of $1,000,000 for compensation paid to each of its chief executive officer and the four highest compensated executive officers (other than its chief executive officer) ("Covered Executive Officers") determined at the end of each year. However, "performance-based" compensation is excluded from this limitation. Under Section 162(m), compensation is considered performance-based if it is payable on account of the attainment of one or more performance goals established by a compensation committee of the board of directors consisting of at least two outside directors, the material terms of the compensation and the performance goals are disclosed to and approved by stockholders before payment, and the compensation committee certifies that such performance goals have been satisfied. The Committee qualifies as a compensation committee under Section 162(m). The Internal Revenue Service (the "IRS") published proposed regulations on December 20, 1993 (the "Proposed Regulations") to provide additional guidance to compensation committees on the requirements of Section 162(m) in developing performance-based compensation policies and obtaining stockholder approval of such policies.

  Under the Proposed Regulations, qualified performance-based compensation must be paid solely on account of the attainment of one or more objective performance goals established in writing by the compensation committee prior to the commencement of the services to which the performance goal relates and while its outcome is substantially uncertain. Performance goals can be based on one or more business criteria that apply to an individual, a business unit or the corporation as a whole, but need not be based on an increase or positive result under the business criterion selected. The maximum amount that may be paid to Covered Executive Officers or the formula used to calculate such amount must be approved by stockholders. The Proposed Regulations prohibit the compensation committee from increasing the amount of compensation payable if the performance goal is met but permit the committee to reduce or eliminate compensation even if the performance goal is attained. In light of this legislation and in order to comply with the Proposed Regulations, the Committee has adopted, and the Board is submitting to stockholders for approval, the Committee's "Performance-Based Compensation Policy for Covered Executive Officers."

DESCRIPTION OF THE POLICY

  The Policy applies to each Covered Executive Officer of the Corporation, defined as an individual who, on the last day of a taxable year, is the chief executive officer of the Corporation or is acting in such capacity or is among the four highest compensated executive officers (other than the chief executive officer) of the Corporation. If the Policy had been in effect for 1993, each of the persons named in the Summary Compensation Table above would be a Covered Executive Officer under the Policy.

  Under the Policy, payment of an incentive compensation award to a Covered Executive Officer will be contingent upon the attainment of one or more performance goals (which may be stated as alternative goals) established in writing by the Committee for a Covered Executive Officer for each Performance Period, commencing with the Performance Period beginning January 1, 1994. A Performance Period is defined in the Policy as a calendar year, commencing January 1 and ending December 31. The performance goal or goals for each Performance Period must be established by the Committee not later than the latest date permitted under Section 162(m) of the Code, the Proposed Regulations or in any other regulations promulgated thereunder or in rulings or advisory opinions published by the IRS. For 1994 compensation, this date is March 31, 1994.

  Performance goals established by the Committee may be based on any one or more of the following business criteria defined as set forth in the Policy:

  Earnings Per Share means the Corporation's primary earnings per share as reported in the Corporation's consolidated financial statements for each applicable Performance Period, adjusted as described below for Net Income.

  Business Unit Net Earnings means the net earnings of the business unit of the Corporation managed by a Covered Executive Officer, as determined in accordance with generally accepted accounting principles, adjusted in accordance with the Corporation's management accounting practices and conventions in effect at the beginning of the Performance Period, and further adjusted as described below for Net Income.

  Return on Common Equity means the Net Income of the Corporation on an annualized basis less dividends accrued on outstanding preferred stock, divided by the Corporation's average total common equity for the applicable Performance Period.

  As set forth in the Policy, the maximum amount of an incentive compensation award payable for any Performance Period to any Covered Executive Officer may not exceed four-tenths of one percent (.4%) of the Corporation's Net Income for the Performance Period. For purposes of the Policy, the term "Net Income" means the Corporation's net income as reported in the Corporation's consolidated financial statements for the applicable Performance Period, adjusted to eliminate the effect of (1) restatements of prior periods' financial results relating to an acquisition accounted for as a pooling of interests; (2) losses resulting from discontinued operations; (3) extraordinary gains or losses; (4) the cumulative effect of changes in generally accepted accounting principles; and (5) any other unusual, non-recurring gain or loss which is separately identified and quantified in the Corporation's financial statements. If the Policy had been in effect for 1993, based on the Corporation's 1993 Net Income of $653.6 million, the maximum incentive compensation award payable under the Policy would have been $2,614,400 (.4% of $653.6 million).

  The Committee retains the discretion under the Policy to reduce the incentive compensation award payable to a Covered Executive Officer notwithstanding the attainment of any performance goal. In the exercise of this discretion, the Committee will continue to review competitive market data and other factors including, for Covered Executive Officers other than the chief executive officer, management recommendations.

  An incentive compensation award pursuant to the Policy paid in stock or restricted stock will be governed by the provisions (other than the provisions with respect to the computation of such award) of the Corporation's 1985 Long-Term Incentive Compensation Plan (the "LTICP"). Deferral of an incentive compensation award paid in cash under the Policy will be made pursuant to the Corporation's Employees' Deferred Compensation Plan, which is also being submitted to stockholders for approval at the 1994 annual meeting.

  The Policy is effective as of January 1, 1994. However, no incentive compensation award to Covered Executive Officers will be paid pursuant to the Policy unless the Policy is approved by stockholders at the 1994 annual meeting. The Committee may at any time terminate, suspend, amend or modify the Policy, except that stockholder approval will be required for an amendment or modification to the Policy that, in the opinion of counsel, would be required by Section 162(m) of the Code, the Proposed Regulations, or any other regulations promulgated under the Code, or rulings or advisory opinions published by the IRS.

  As described above under the heading "EXECUTIVE COMPENSATION -- Report of the Human Resources Committee on Executive Compensation," Covered Executive Officers also are eligible to receive stock options granted at fair market value under the LTICP. Grants of stock options pursuant to the LTICP are not subject to the Policy because the Proposed Regulations treat stock options that meet certain criteria, such as options granted under the LTICP, as compensation based on a pre-established performance goal. Specifically, in order to qualify as performance based compensation, options must have an exercise price not less than the fair market value of the underlying shares on the date of grant, and be granted by a compensation committee consisting of disinterested directors pursuant to a stockholder approved plan that sets individual limits on stock option grants. Under special transition rules provided under the Proposed Regulations, stockholder approved plans that contain an aggregate (rather than an individual) limit on the number of options that may be granted to all plan participants will nevertheless satisfy the requirements of the Proposed Regulations until the earlier of the plan's expiration, the grant of all options permitted by the plan, or the first stockholders' meeting held after December 31, 1996. It is anticipated that, based on the LTICP's expiration date and the number of options still available for future grants, stock options granted through 1996 under the LTICP will be treated as performance-based compensation for purposes of Section 162(m).

  The incentive awards that would have been paid or that would be payable in the future under the Policy to the executive officers named in the Summary Compensation Table (assuming such persons will continue to be Covered Executive Officers) cannot be determined, because the payment of such awards would be contingent upon attainment of the pre-established performance goals, the maximum amount of such awards would depend on the Corporation's Net Income for the applicable Performance Period, and the actual incentive award to a Covered Executive Officer may reflect exercise of the Committee's discretion to reduce the incentive award otherwise payable upon attainment of the performance goal.

STOCKHOLDER APPROVAL

  Section 162(m) of the Code and the Proposed Regulations require that stockholders approve the material terms of the performance goal pursuant to which such compensation may be paid. Under the Proposed Regulations, the material terms of the performance goal include the individuals eligible to receive compensation, a description of the business criteria on which the performance goal is based, and either the maximum amount of the compensation to be paid or the formula used to calculate the amount of such maximum compensation. Because the Policy sets forth all of the foregoing information, the Committee believes that the approval of the Policy by the requisite vote of the Corporation's common stockholders will constitute approval of the material terms of the performance goal as contemplated by the Proposed Regulations.

  Approval of the Policy requires the affirmative vote of a majority of the shares of common stock of the Corporation present in person or represented by proxy and entitled to vote at the meeting. Under Delaware law, abstentions will be counted for purposes of determining a quorum at the annual meeting, and will be counted as voted against Item 2.

            THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE APPROVAL OF THE PERFORMANCE-BASED COMPENSATION POLICY.

                        ITEM 3. PROPOSAL TO APPROVE THE
                     EMPLOYEES' DEFERRED COMPENSATION PLAN

IN GENERAL

  On July 27, 1993, the Board of Directors approved the Employees' Deferred Compensation Plan (the "Plan"), effective October 1, 1993, for submission to the common stockholders at the annual meeting. The Plan permits eligible employees, including executive officers and directors who are employees, to defer to a later year a portion of their base salary and incentive compensation that would otherwise be includable in income in the year in which it would have been paid. Amounts so deferred are treated as if invested pursuant to one or more "earnings options," including an earnings option in the form of the Corporation's common stock, selected by participants in accordance with the terms of the Plan. The Plan replaces the existing Employees' Stock Deferral Plan (the "Stock Deferral Plan"), which allowed employees, including executive officers, to defer base salary and incentive compensation only in the form of the Corporation's common stock. The full text of the Plan is set forth in Exhibit B to this proxy statement and the following description of the Plan is qualified in its entirety by the text of the Plan.

DESCRIPTION OF THE PLAN

  Full-time employees of the Corporation and its subsidiaries, including executive officers and directors who are employees, who have target total annual compensation of at least $80,000 and who are selected for participation in the Plan by the Human Resources Committee (the "Committee") or those officers of the Corporation to whom the Committee has delegated this authority, are eligible to participate in the Plan. As of December 31, 1993, approximately 950 employees, including the chief executive officer and the four executive officers named in the "Summary Compensation Table" above and all other executive officers (10 persons), were eligible to participate in the Plan. The Plan allows participants pursuant to an irrevocable written Deferral Election to defer to a later year a portion of salary and incentive compensation which would otherwise be includable in income for tax purposes in the year in which it would have been paid. The Deferral Election must be made annually not later than December 15 of the year preceding the calendar year during which the compensation will be earned, and must specify the amount and type of compensation (base salary and/or incentive compensation) deferred. Amounts deferred are credited to a Deferral Account established for each participant, either annually or periodically based on how the compensation to be deferred would otherwise have been paid to the participant.

  The Plan allows a participant to select in the Deferral Election a number of different earnings options pursuant to which deferred amounts and adjustments to such amounts will be credited to a participant's Deferral Account. The earnings options (the "Earnings Options") available under the Plan consist of one-year certificates of deposit of Norwest Bank Minnesota, N.A. (the "CD Option"), a selection of registered investment companies chosen by the Employee Benefit Review Committee of the Corporation (the "Fund Options"), and an option in the form of the Corporation's common stock (the "Common Stock Option"). The maximum number of shares that may be credited to all participants' Deferral Accounts who have selected the Common Stock Option under the Plan is 500,000 shares, subject to adjustment to reflect certain changes in capitalization, such as stock splits, stock dividends, or recapitalizations.

  For participants who have selected the Common Stock Option, amounts deferred will be credited to the participant's Deferral Account in the form of shares (rounded to the nearest one-hundredth of a share) determined by dividing the amount deferred by the average of the high and low prices of a share of the Corporation's common stock as reported on the consolidated tape of the New
York Stock Exchange (the "NYSE") on the last day of each month, or if the NYSE is closed on that date, on the next preceding date on which it was open. When dividends are paid on the Corporation's common stock, the participant's Deferral Account will be adjusted by that number of shares determined by multiplying the number of shares credited to that account on the dividend record date by the per share dividend amount and then dividing the product by the average of the high and low market prices of a share of the Corporation's common stock on the dividend payment date. Adjustments to the Deferral Account of a participant who has selected the CD Option and/or one or more of the Fund Options (whether or not in conjunction with the Common Stock Option) will be made, in the case of the CD Option, by multiplying the Participant's average balance in the CD Option for the month by an earnings factor based on the interest rate for a Norwest Bank Minnesota, N.A. one-year certificate of deposit as determined by the Plan Administrator, and in the case of a Fund Option, by multiplying the Participant's average balance in the Fund Option for the month by an adjustment factor based on the reported positive or negative performance of the registered investment company assets relating to the Fund Option selected.

  Amounts credited to a participant's Deferral Account are distributed to such participant in the year designated for such distribution in the Deferral Election, or upon the termination of the participant's employment. Upon such distribution, amounts credited to a Deferral Account will be paid in cash or, for a participant who has elected the Common Stock Option, in the form of cash or whole shares of common stock, or a combination of both. Deferred amounts payable in the year specified for distribution in the participant's Deferral Election or upon termination of employment prior to retirement or disability will be distributed as a lump sum. Deferred amounts payable upon a participant's retirement or disability may be paid either in a lump sum or in up to 10 annual installments, as elected by the participant. Lump sum distributions from a Deferral Account will be made on either February 28 (or the next preceding business day) in the calendar year designated for such distribution in the Deferral Election or on the date 60 days following the occurrence of the event which triggers such distribution. Distributions in annual installments will commence on February 28 (or the next preceding business day) of the calendar year following the date of retirement or disability. If a participant dies before receiving all payments to which he or she is entitled under the Plan, the balance in the Deferral Account will be distributed in a lump sum either on February 28 (or the next preceding business day) of the year following the Participant's date of death or 60 days following the date of death, as designated in the Participant's Deferral Election, to such Participant's estate or, if the Participant has designated a beneficiary in writing pursuant to the Plan prior to the Participant's date of death, then to that beneficiary.

  Amounts distributed on any February 28 will be determined by the value of the Participant's Deferred Account balance as of the preceding December 31. Amounts paid as of any other date will be determined as of the end of the month in which the event triggering the distribution occurred. The amount of any installment payment distribution will be computed as of the December 31 preceding the date of the installment payment, based on the value of the Participant's Deferral Account on that date, divided by the number of installments elected less the number of installments previously paid.

  Because employees who are executive officers may participate in the Plan, the Plan is being submitted to common stockholders for approval in order to comply with certain Securities and Exchange Commission rules applicable to employee benefit plans in which officers of the Corporation subject to Section 16 of the Securities Exchange Act of 1934 ("Section 16 Officers") (the "Exchange Act") may participate. Pursuant to these rules (the "Section 16 Rules"), if the Plan is approved by common stockholders and assuming the Plan is otherwise administered in accordance with its terms and the Section 16 Rules, management of the Corporation believes that credits in the form of the Corporation's common stock to the Deferral Accounts of those Section 16 Officers who participate in the Plan and have elected the Common Stock Option and distribution of such shares of common stock to such officers in accordance with the Plan will not be treated as purchases or sales subject to Section 16 of the Exchange Act. As a result, other purchases or sales of the Corporation's common stock outside of the Plan may be made by Section 16 Officers within six months of a Plan transaction without liability for short-swing profits under Section 16 of the Exchange Act. If the Plan is not approved by stockholders, then the Common Stock Option will not be available to participants who are Section 16 Officers.

  The Committee has the authority to terminate, suspend, or amend the Plan. However, those provisions of the Plan relating to eligibility, elections to defer compensation, the computation and timing of credits and the number of shares issuable under the Plan may not be amended more than once in every six months other than to comport with changes in the Internal Revenue Code, ERISA, or the rules thereunder.

  As of December 31, 1993, of the chief executive officer and four other executive officers named above in the Summary Compensation Table, only Leslie
S. Biller has elected to defer incentive compensation earned for 1994 and payable in 1995, under the Plan. One other executive officer and 119 other employees, including officers other than executive officers, have elected to defer 1994 compensation pursuant to the Plan. Benefits under the Plan cannot be determined, since such benefits depend on the amount of base salary and incentive compensation each participating employee, including employees who are executive officers and directors, will receive and elect to defer under the Plan, the adjustments thereon based on the combination of one or more Earnings Options selected by each participant, and, with respect to those participants who have selected the Common Stock Option, the average of the high and low market prices of the Corporation's common stock and the amounts of dividends paid thereon.

  Approval of the Plan requires the affirmative vote of a majority of the shares of common stock of the Corporation present in person or represented by proxy and entitled to vote at the meeting.

                THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE
         PROPOSAL TO APPROVE THE EMPLOYEES' DEFERRED COMPENSATION PLAN.

                  ITEM 4. PROPOSAL TO APPROVE AN AMENDMENT TO
                    THE DIRECTORS' FORMULA STOCK AWARD PLAN

  The Norwest Corporation Directors' Formula Stock Award Plan (the "Directors' Formula Plan") was adopted by the Corporation effective January 1, 1992 and approved by stockholders at the 1992 annual meeting. On February 22, 1994, the Board of Directors approved an amendment to the Directors' Formula Plan, subject to stockholders' approval, to increase the value of the annual award (the "Award") to non-employee directors who have served as directors of the Corporation during the prior year (an "Eligible Non-Employee Director") from shares of the Corporation's common stock having an aggregate fair market value on the date of the Award of $11,000 to shares having a value of $18,000. The text of the amendment to Section 3 of the Directors' Formula Plan (the "Plan Amendment") is set forth in Exhibit C to this proxy statement.

  The purpose of the Directors' Formula Plan is to compensate non-employee directors of the Corporation for their services in the form of shares of the Corporation's common stock. Management of the Corporation believes that the Award, as amended, will continue to aid in attracting and retaining individuals with outstanding abilities and skills for service on the Corporation's Board of Directors. Under the terms of the Directors' Formula Plan, up to 50,000 shares of the Corporation's common stock may be issued in payment of Awards. The Plan Amendment, if approved by stockholders, will not increase the number of shares of such common stock issuable under the Directors' Formula Plan.

  The Directors' Formula Plan was also amended by the Board of Directors on July 27, 1993, pursuant to those provisions of the Directors' Formula Plan which permit certain amendments to be made without stockholder approval, to permit non-employee directors to defer payment of all or a portion of an Award under the Directors' Formula Plan in the form of shares of the Corporation's common stock. A summary of the terms of the Directors' Formula Plan, as well as a description of the July 27, 1993 amendment, prior to the adoption of the Plan Amendment, and the Awards made to non-employee directors for service as directors during 1993, including any Award deferred in whole or in part in the form of shares of the Corporation's common stock by those non-employee directors electing such deferrals, is set forth above under the heading

"CERTAIN INFORMATION REGARDING THE BOARD OF DIRECTORS AND COMMITTEES THEREOF --
 Compensation of Directors."

  If the Plan Amendment is approved by stockholders, the Award for service as a non-employee director during 1994 will equal that number of shares of common stock having an aggregate fair market value of $18,000 on the Award Date, rounded to the next highest whole share. Each Eligible Non-Employee Director who serves during less than all of 1994 will be awarded one-twelfth of such Award for each month or portion thereof that he or she serves as a non-employee director. If the Plan Amendment had been in effect on January 31, 1994, each of the non-employee directors who had served as a director for all of 1993 (13 persons) would have received an Award of 683 shares, based on the closing price of $26.375 per share of common stock of the Corporation on the New York Stock Exchange on that date.

  The Directors' Formula Plan provides that no amendment may be made without prior approval of the stockholders if the amendment would materially increase the benefits to participants or the number of shares to be issued under the Directors' Formula Plan or materially modify the requirements as to eligibility for participation in the Directors' Formula Plan. Because the Plan Amendment increases the amount of the Award payable to participants under the Directors' Formula Plan, the Board of Directors is submitting the Plan Amendment to stockholders for approval.

  Approval of the Plan Amendment requires the affirmative vote of a majority of the shares of common stock of the Corporation present in person or represented by proxy and entitled to vote at the meeting.

                THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE
 PROPOSAL TO APPROVE THE AMENDMENT TO THE DIRECTORS' FORMULA STOCK AWARD PLAN.

                        ITEM 5. APPOINTMENT OF AUDITORS

  At the meeting a vote will be taken on the proposal to ratify the appointment by the Board of Directors of KPMG Peat Marwick, independent certified public accountants, as auditors of the Corporation and its subsidiaries for the year ending December 31, 1994. KPMG Peat Marwick or its predecessors have examined the accounts of the Corporation annually since 1931.

  Representatives of KPMG Peat Marwick are expected to be present at the annual meeting of stockholders on April 26, 1994, with the opportunity to make a statement if they desire to do so, and such representatives are expected to be available to respond to appropriate questions.

                DEADLINE FOR SUBMISSION OF STOCKHOLDER PROPOSALS

  Proposals of stockholders intended to be presented at the annual meeting of stockholders to be held in 1995 must be received by the Secretary of the Corporation, at Norwest Center, Sixth and Marquette, Minneapolis, Minnesota 55479-1026, no later than November 23, 1994.

                                 ANNUAL REPORTS

  The Annual Report of the Corporation for the year 1993, including financial statements, has been sent to stockholders. THE CORPORATION WILL PROVIDE WITHOUT CHARGE TO EACH STOCKHOLDER, ON WRITTEN REQUEST, A COPY OF THE CORPORATION'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR 1993, INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES THERETO, FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. If a stockholder requests copies of any exhibits to such Form 10-K, the Corporation will require the payment of a fee covering its reasonable expenses. A written request should be addressed to the Secretary, Norwest Corporation, Norwest Center, Sixth and Marquette, Minneapolis, Minnesota 55479-1026.

                                  By Order of the Board of Directors,

                                  [SIGNATURE OF LAUREL A. HOLSCHUH APPEARS HERE]

                                  LAUREL A. HOLSCHUH
                                  Secretary

March 23, 1994

                                                                       EXHIBIT A

                              NORWEST CORPORATION

      PERFORMANCE-BASED COMPENSATION POLICY FOR COVERED EXECUTIVE OFFICERS

  1. PURPOSE. The purpose of the "Norwest Corporation Performance-Based Compensation Policy for Covered Executive Officers" (the "Policy") is to establish one or more performance goals for payment of incentive compensation other than stock options and the maximum amount of such incentive compensation that may be paid to certain executive officers. It is the intention of the Human Resources Committee (the "Committee") of the Board of Directors of the Corporation that incentive compensation awarded to each Covered Executive Officer (as defined below) pursuant to the Policy for the taxable year commencing January 1, 1994 and each taxable year thereafter be deductible by the Corporation for federal income tax purposes in accordance with Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), and the Proposed Regulations published December 20, 1993 relating thereto (the "Proposed Regulations").

  2. COVERED EXECUTIVE OFFICERS. This Policy shall apply to any individual (a "Covered Executive Officer") who, on the last day of a taxable year, commencing with the taxable year beginning January 1, 1994, is (a) the chief executive officer of the Corporation or is acting in such capacity, or (b) is among the four highest compensated executive officers (other than the chief executive officer) of the Corporation. Whether an individual is the chief executive officer or among the four highest compensated executive officers shall be determined pursuant to the executive compensation disclosure rules under the Securities Exchange Act of 1934.

  3. INCENTIVE COMPENSATION AWARD/ESTABLISHMENT OF PERFORMANCE GOALS. An incentive compensation award to a Covered Executive Officer pursuant to this Policy may be paid in the form of cash, stock, or restricted stock, or any combination thereof. Payment of an incentive compensation award to a Covered Executive Officer under this Policy will be contingent upon the attainment of the performance goal or goals for the Performance Period established for such Covered Executive Officer by the Committee as provided herein. The Committee shall retain the discretion to reduce the incentive compensation award payable to a Covered Executive Officer, notwithstanding attainment of any performance goal.

  The Committee shall establish in writing one or more performance goals to be attained (which performance goals may be stated as alternative performance goals) for a Performance Period for each Covered Executive Officer on or before the latest date permitted under Section 162(m) of the Code, the Proposed Regulations or in any other regulations promulgated thereunder or in rulings or advisory opinions published by the Internal Revenue Service (the "IRS"). Performance goals may be based on any one or more of the following business criteria (as defined in paragraph 4 below) as the Committee may select:

                            . Earnings Per Share
                            . Business Unit Net Earnings
                            . Return on Common Equity.

  The maximum amount of an incentive compensation award for any Performance Period to any Covered Executive Officer shall be a dollar amount not to exceed four-tenths of one percent (.4%) of the Corporation's Net Income (as defined below).

  4. DEFINITIONS. For purposes of this Policy and for determining whether a particular performance goal is attained, the following terms shall have the meanings given them below:

    (a) The term "Business Unit Net Earnings" shall mean the net earnings of the business unit of the Corporation managed by a Covered Executive Officer, as determined in accordance with generally accepted accounting principles, adjusted in accordance with the Corporation's management accounting practices and conventions in effect at the beginning of the Performance Period, and as further adjusted in the same manner as provided below for Net Income.

    (b) The term "Earnings Per Share" shall mean the Corporation's primary earnings per share as reported in the Corporation's consolidated financial statements for the Performance Period, adjusted in the same manner as provided below for Net Income.

    (c) The term "Net Income" shall mean the Corporation's net income for the applicable Performance Period as reported in the Corporation's consolidated financial statements, adjusted to eliminate the effect of (1) restatements of prior periods' financial results relating to an acquisition accounted for as a pooling of interests; (2) losses resulting from discontinued operations; (3) extraordinary gains or losses; (4) the cumulative effect of changes in generally accepted accounting principles; and (5) any other unusual, non-recurring gain or loss which is separately identified and quantified in the Corporation's financial statements.

    (d) The term "Performance Period" shall mean a calendar year, commencing January 1 and ending December 31.

    (e) The term "Return on Common Equity" shall mean the Net Income of the Corporation on an annualized basis less dividends accrued on outstanding preferred stock, divided by the Corporation's average total common equity for the Performance Period.

  5. APPLICABILITY OF CERTAIN PROVISIONS OF THE 1985 LONG-TERM INCENTIVE COMPENSATION PLAN AND THE EMPLOYEES' DEFERRED COMPENSATION PLAN TO INCENTIVE COMPENSATION AWARDS. An incentive compensation award paid in stock or restricted stock pursuant to this Policy shall be governed by the provisions (other than provisions with respect to the computation of such award) of the Corporation's 1985 Long-Term Incentive Compensation Plan. Deferral of an incentive compensation award paid in cash under this Policy shall be made pursuant to the provisions of the Corporation's Employees' Deferred Compensation Plan.

  6. EFFECTIVE DATE; AMENDMENT AND TERMINATION. This Policy shall be effective as of January 1, 1994; provided, however, that no incentive compensation award shall be paid pursuant to this Policy unless this Policy has been approved by the stockholders of the Corporation. The Committee may at any time terminate, suspend, amend or modify this Policy except that stockholder approval shall be required for any amendment or modification to this Policy that, in the opinion of counsel, would be required by Section 162(m) of the Code, the Proposed Regulations, or any other regulations promulgated under the Code, or rulings or advisory opinions published by the IRS.

                                                                       EXHIBIT B

                              NORWEST CORPORATION

                     EMPLOYEES' DEFERRED COMPENSATION PLAN

  1. ELIGIBILITY. Each full-time employee of Norwest Corporation (the "Corporation") or any of its subsidiaries who has target total compensation of $80,000 or more ("Compensation") and who has also been selected for participation in this Plan by the Human Resources Committee of the Board of Directors or such officers of the Corporation to which said Committee has delegated its authority ("Eligible Employee") shall be eligible to participate in the Employees' Deferred Compensation Plan (the "Plan").

  2. DEFERRAL OF COMPENSATION. An Eligible Employee may elect to defer all or a portion of his or her Compensation, subject, however, to a minimum deferral per pay period of $100, that he or she may earn from the Corporation or its subsidiaries during the calendar year (the "Deferral Year") following the year in which the Deferral Election (as defined in Section 3(a)) is made; provided however, that any other payroll deductions elected by the Eligible Employee (such as payments for welfare or retirement benefits or insurance), including FICA taxes, shall be made before any deferrals are made under this Plan. Such election shall be made pursuant to Section 3.

  3. ELECTION TO PARTICIPATE AND DEFER COMPENSATION.

  a) PARTICIPATION. An Eligible Employee becomes a participant in the Plan by filing not later than December 15 of the year preceding the Deferral Year an irrevocable election (the "Deferral Election") with the Plan Administrator (as defined in Section 10) on a form provided for that purpose. An Eligible Employee who has made a Deferral Election under this Section for any year and has a Deferral Account (as defined in Section 4) is deemed a "Participant." The Deferral Election shall be effective only for the Deferral Year specified. A new Deferral Election must be filed for each Deferral Year.

  b) DEFERRAL ELECTION. The Deferral Election shall consist of two parts: 1) the deferral of incentive pay which is earned throughout the year and paid after the end of the year, and 2) the deferral of base pay or incentives, which are paid on a periodic basis during the year. The employee shall specify in the Deferral Election a) an amount to be deferred, expressed either as a percentage or a dollar amount of Compensation otherwise payable in cash to the employee;
b) an earnings option as described in Section 4; c) one of the payment options described in Section 6; and d) the event which triggers payment or the year in which amounts deferred shall be paid in a lump sum or in which installment payments shall commence pursuant to Section 6.

  c) INITIAL DEFERRAL ELECTION OR INITIAL ELIGIBILITY. The initial Deferral Elections by Participants will be made within thirty days of the effective date of the Plan for compensation to be earned subsequent to the Deferral Election. A new Eligible Employee must make a Deferral Election within thirty days of the date the employee becomes eligible to participate in the Plan to defer compensation earned in that year.

  d) EARLY WITHDRAWAL. A Participant who wishes to receive payment of all or part of his or her deferred Compensation on a date earlier than that specified in the Deferral Election may do so by filing a request for such early withdrawal with the Corporation, whereupon the balance of the Deferral Account, reduced by 10%, shall be paid to the Participant. Further, the Participant will be ineligible to defer any further Compensation in the current Deferral Year and for the two subsequent Deferral Years.

  4. DEFERRAL ACCOUNT

  a) EARNINGS OPTIONS. The earnings options available for selection in the Deferral Election are as follows:

    i) Norwest Corporation common stock option ("Common Stock Option").

    ii) Norwest Bank Minnesota, N.A. one-year certificate of deposit option ("CD Option").

    iii) A selection of registered investment companies chosen by the Employee Benefit Review Committee of the Corporation ("Fund Option").

A Participant may choose to allocate amounts credited to his or her account under the Plan (the "Deferral Account") among the earnings options in increments of five (5) percent. The allocation of earnings options must be made by the Participant in advance of each Deferral Year and, once made, cannot be changed for the deferred Compensation. If the Participant makes no earnings option election, the Participant will be deemed to have selected the Common Stock Option for that Deferral Year.

  b) PERIODIC CREDITS. On each pay day on which the deferred Compensation would otherwise be paid to a Participant, the Participant shall receive a credit to his or her Deferral Account. The amount of each credit shall be equal to the amount the Participant elected to defer in the Deferral Election, and each credit shall be accounted for based on the earnings options selected by the Participant in the Deferral Election. In the case of the Common Stock Option, the credit shall be a number of shares of Norwest common stock ("Common Stock") determined in accordance with paragraph 5(b) below.

  c) ADJUSTMENTS. That portion of a Participant's Deferral Account which is accounted for under each earnings option shall be further adjusted by an amount determined in accordance with the respective earnings option as follows:

    i) CD OPTION. Adjustments under the CD Option shall be made monthly as of the last day of each month. The amount of the adjustment for the CD Option shall be calculated by multiplying the Participant's average balance in the CD Option for the month by an earnings factor based on the interest rate for a Norwest Bank Minnesota, N.A. one-year certificate of deposit as determined from time to time by the Plan Administrator.

    ii) FUND OPTION. Adjustments under any Fund Option shall be made monthly as of the last day of each month. The amount of the adjustment for a Fund Option shall be calculated by multiplying the Participant's average balance in the Fund Option for the month by an adjustment factor based on the reported positive or negative performance for the month of the registered investment company assets relating to the Fund Option selected.

    iii) COMMON STOCK OPTION. Adjustments under the Common Stock Option shall be made each time a dividend is paid on Common Stock in accordance with paragraph 5(c) below.

  5. COMMON STOCK OPTION

  a) ACCOUNTING. All periodic credits and all adjustments to a Participant's Deferral Account under the Common Stock Option shall be credited in shares of Common Stock. Shares of Common Stock shall be rounded to the nearest one-hundredth of a share.

  b) DETERMINATION OF NUMBER OF SHARES. The number of shares of Common Stock credited to a Participant's Deferral Account under the Common Stock Option shall be determined by dividing the amount of each periodic credit by the average of the high and low prices per share of Common Stock reported on the consolidated tape of the New York Stock Exchange on the last day of each month (or, if the New York Stock Exchange is closed on that date, on the next preceding date on which it was open).

  c) ADJUSTMENTS BASED ON DIVIDENDS. Adjustments under the Common Stock Option shall be made each time a dividend is paid on Common Stock. The number of shares credited to a Participant's Deferral Account for such adjustments shall be determined by multiplying the dividend amount per share by the number of shares credited to the Participant's Deferral Account as of the record date for the dividend and dividing the product by the average of the high and low prices per share of Common Stock reported on the consolidated tape of the New York Stock Exchange on the dividend payment date (or, if the New York Stock Exchange is closed on that date, on the next preceding date on which it was open).

  d) NUMBER OF SHARES ISSUABLE UNDER THE PLAN. Subject to adjustment as provided in Section 5(e), the maximum number of shares of Common Stock that may be credited under the Plan is 500,000.

  e) ADJUSTMENTS FOR CERTAIN CHANGES IN CAPITALIZATION. If the Corporation shall at any time increase or decrease the number of its outstanding shares of Common Stock or change in any way the rights and privileges of such shares by means of the payment of a stock dividend or any other distribution upon such shares payable in Common Stock, or through a stock split, subdivision, consolidation, combination, reclassification, or recapitalization involving the Common Stock, then the numbers, rights, and privileges of the shares issuable under the Plan shall be increased, decreased, or changed in like manner as if such shares had been issued and outstanding, fully paid, and nonassessable at the time of such occurrence.

  f) AVAILABILITY. The Common Stock Option shall be available only to those Participants who are not subject to the provisions of Section 16 of the Securities Exchange Act of 1934 and rules promulgated by the Securities and Exchange Commission thereunder until such time as this Plan has been approved by a vote of the stockholders of the Corporation. After such approval, the Common Stock Option shall be available to all Participants.

  6. DISTRIBUTIONS. Payment of Deferral Accounts shall be made pursuant to the Participant's Deferral Election, subject to the following:

  a) UPON RETIREMENT OR DISABILITY. A Participant may designate in the Deferral Election distribution of the Deferral Account in either a lump sum or annual installments for a period of years not to exceed ten if the Participant elects distribution to be made after his or her regular retirement date or early retirement as defined in Sec. 6.1 or 6.2 of the Norwest Corporation Pension Plan or following his or her disability as described in the Norwest Corporation Long Term Disability Plan.

  b) UPON DEATH. If a Participant dies before receiving all payments to which he or she is entitled under the Plan, payment of the balance in the Deferral Account shall be made in a lump sum on February 28 (or the next preceding business day if February 28 is not a business day) of the year following the date of death or 60 days following the date of death, as designated in the Deferral Election, to such Participant's estate or, if the Participant has designated a beneficiary in writing and the written designation has been delivered to and accepted by the Plan Administrator prior to the Participant's death, to such beneficiary.

  c) UPON OTHER TERMINATION OF EMPLOYMENT. Notwithstanding any Deferral Election to the contrary, if a Participant terminates employment with the Corporation prior to regular or early retirement as defined in Sec. 6.1 or 6.2 of the Norwest Corporation Pension Plan or disability as described in the Norwest Corporation Long Term Disability Plan, the Deferral Account will be paid to the Participant in a lump sum.

  d) FORM OF DISTRIBUTIONS. All distributions shall be payable as follows:

    i) in cash for all Deferral Accounts for which the Participant elected an earnings option other than the Common Stock Option; or

    ii) if the Participant elected the Common Stock Option, in cash, or in whole shares of Common Stock (together with cash in lieu of a fractional share), or in a combination thereof, as the Participant shall elect prior to payment. If no election is made, distribution shall be made in whole shares of Common Stock (together with cash in lieu of a fractional share).

  e) VALUATION OF DEFERRAL ACCOUNTS FOR DISTRIBUTION.

    i) Amounts paid on any February 28 (or the next preceding business day if February 28 is not a business day) shall be determined based on the Participant's Deferral Account balance and/or on the price of Common Stock determined pursuant to Section 5 as of the preceding December 31 (or the next preceding business day if December 31 is not a business day). Amounts paid as of any other date on which a distribution is made shall be determined based on the Participant's Deferral Account balance and/or on the price of Common Stock determined pursuant to Section 5 as of the end of the month in which the event which triggers distribution occurs.

    ii) The amount of each installment payment shall be a fraction of the value of the Participant's Deferral Account as of the December 31 preceding the date of the installment payment (or the next preceding business day if December 31 is not a business day), the numerator of which is one and the denominator of which is the total number of installments elected (not to exceed ten) minus the number of installments previously paid. The balance remaining in the Deferral Account shall continue to be adjusted based on the earnings options selected by the Participant in the Deferral Election until the Deferral Account is paid out in full. All installment payments will be made by pro rata withdrawals from each earnings option elected by the Participant.

  f) TIMING OF DISTRIBUTIONS.

    i) All lump sum distributions shall be made as designated in the Deferral Election on either February 28 (or the next preceding business day if February 28 is not a business day) of the year designated in the Deferral Election or on the date 60 days following the occurrence of the event which triggers distribution.

    ii) All annual installment distributions shall be made on February 28 (or the next preceding business day if February 28 is not a business day), commencing on February 28 of the calendar year following disability or retirement.

  7. NONASSIGNABILITY. No right to receive cash payments under the Plan nor any shares of Common Stock credited to a Participant's Deferral Account shall be assignable or transferable by a Participant other than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Internal Revenue Code of 1986, as amended ("Internal Revenue Code"), Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or rules thereunder. The designation of a beneficiary by a Participant does not constitute a transfer.

  8. WITHHOLDING OF TAXES. Distributions under this Plan shall be subject to the deduction of the amount of any federal, state, or local income taxes, Social Security tax, Medicare tax, or other taxes required to be withheld from such payments by applicable laws and regulations.

  9. UNSECURED OBLIGATION. Benefits payable under this Plan shall be an unsecured obligation of the Corporation.

  10. ADMINISTRATION. The Plan shall be administered by the Human Resources Committee of the Corporation's Board of Directors (the "Plan Administrator") or its delegate, which shall have the authority to interpret the Plan, to adopt procedures for implementing the Plan, and to determine adjustments under the Plan.

  11. AMENDMENT AND TERMINATION. The Human Resources Committee of the Corporation's Board of Directors may at any time terminate, suspend, or amend this Plan; provided, however, that the provisions of Sections 1, 2, 3, 4 and 5 may not be amended more than once in every six months other than to comport with changes in the Internal Revenue Code, ERISA, or the rules thereunder or the regulations of the Securities and Exchange Commission. No such action shall deprive any Participant of any benefits to which he or she would have been entitled under the Plan if termination of the Participant's employment had occurred on the day prior to the date such action was taken, unless agreed to by the Participant.

  12. EFFECTIVE DATE. The effective date of the Plan shall be determined by the Human Resources Committee of the Board of Directors or such officers of the Corporation to which said Committee has delegated its authority to set the effective date.

                                                                       EXHIBIT C

         PROPOSED AMENDMENT TO THE DIRECTORS' FORMULA STOCK AWARD PLAN

  The proposed amendment to Section 3 of the Directors' Formula Stock Award Plan is underscored and the language to be deleted is set forth in brackets.

  "3. Formula Award. In consideration for past services rendered, on January
      31 of each year (the "Award Date"), each Eligible Non-Employee Director who was a non-employee director of the Corporation during all of the preceding calendar year shall be awarded that number of shares (rounded up to the next whole share) of Common Stock having an aggregate fair market value on the Award Date of [$11,000] $18,000 (an "Award"). Each Eligible Non-Employee Director who was a non-employee director of the Corporation for less than all of the calendar year preceding an Award Date shall be awarded one-twelfth of an Award for each calendar month or portion thereof during which such person served as a non-employee director of the Corporation."

                 (LOGO OF NORWEST CORPORATION APPEARS HERE)




NC54228MSC94

                NORWEST CORPORATION SAVINGS--INVESTMENT PLAN
                     CONFIDENTIAL VOTING INSTRUCTIONS TO
            NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION, TRUSTEE

I hereby direct that the voting rights pertaining to the stock of Norwest Corporation held by the Trust and allocable to my account under the above Plan, as of December 31, 1993, shall be exercised at the Annual Meeting of Stockholders of said Corporation to be held April 26, 1994, and at any adjournment thereof, as specified on this instruction card and also on any other business as may properly come before said meeting or any adjournment thereof.

This instruction card must be returned to Norwest Bank Minnesota, National Association, Trustee, by April 22, 1994, if your instructions are to be honored. The Trustee will tabulate the instructions from all participants received by the deadline and will determine the ratio of votes for and against each item. The Trustee will then vote all shares held in the Trust according to the ratios so determined.

If no choice is specified, this proxy will be voted "FOR" Items 1 through 5.

Item 1. Election of Directors. Nominees: David A. Christensen, Gerald J. Ford, Pierson M. Grieve, Charles M. Harper, N. Berne Hart, William
           A. Hodder, George C. Howe, Lloyd P. Johnson, Reatha Clark King, Richard M. Kovacevich, Richard S. Levitt, Richard D. McCormick, Cynthia H. Milligan, John E. Pearson, Ian M. Rolland, Stephen E. Watson and Michael W. Wright.

                   [_] FOR             [_] WITHHOLD FOR ALL

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, write nominee's name on the line below.)

- -------------------------------------------------------------------------------

Item 2. Approval of the Performance-Based Compensation Policy for Covered Executive Officers.

                     [_] FOR        [_] AGAINST      [_]  ABSTAIN


        (Continued, and to be signed and dated, on the reverse side)

Item 3.    Approval of the Employees' Deferred Compensation Plan.

                 [_] FOR        [_] AGAINST       [_] ABSTAIN


Item 4. Approval of amendment to Directors' Formula Stock Award Plan to increase the annual award to non-employee directors.

                 [_] FOR        [_] AGAINST       [_] ABSTAIN


Item 5.    Ratification of appointment of KPMG Peat Marwick as auditors.

                 [_] FOR        [_] AGAINST       [_] ABSTAIN



                                       Date:____________________________, 1994



                                       ----------------------------------------
                                       Signature of Participant

                                       PLEASE DATE, SIGN AND MAIL this
                                       instruction card promptly using the
                                       enclosed envelope.

NORWEST CORPORATION                                                   PROXY
- -----------------------------------------------------------------------------

    This proxy is solicited by the Board of Directors for use at the Annual Meeting on Tuesday, April 26, 1994.

The shares of common stock of Norwest Corporation which you are entitled to vote on March 8, 1994, will be voted as you specify on this card.

If no choice is specified, this proxy will be voted "FOR" Items 1 through 5.

By signing this proxy, you revoke all prior proxies and appoint Leslie S. Biller, James R. Campbell, Kenneth R. Murray and Daniel A. Saklad, and each of them, with full power of substitution, to vote your shares as specified on this card and on any other business which may properly come before the Annual Meeting or any adjournment thereof.

Item 1. Election of Directors. Nominees: David A. Christensen, Gerald J. Ford, Pierson M. Grieve, Charles M. Harper, N. Berne Hart, William
           A. Hodder, George C. Howe, Lloyd P. Johnson, Reatha Clark King, Richard M. Kovacevich, Richard S. Levitt, Richard D. McCormick, Cynthia H. Milligan, John E. Pearson, Ian M. Rolland, Stephen E. Watson and Michael W. Wright.

                   [_] FOR             [_] WITHHOLD FOR ALL

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, write the nominee's name on the line below.)

- -------------------------------------------------------------------------------

Item 2. Approval of the Performance-Based Compensation Policy for Covered Executive Officers.

                     [_] FOR        [_] AGAINST      [_]  ABSTAIN


        (Continued, and to be signed and dated, on the reverse side)

Item 3.    Approval of the Employees' Deferred Compensation Plan.

                 [_] FOR        [_] AGAINST       [_] ABSTAIN


Item 4. Approval of amendment to Directors' Formula Stock Award Plan to increase the annual award to non-employee directors.

                 [_] FOR        [_] AGAINST       [_] ABSTAIN


Item 5.    Ratification of appointment of KPMG Peat Marwick as auditors.

                 [_] FOR        [_] AGAINST       [_] ABSTAIN



                                       Date:____________________________, 1994



                                       ----------------------------------------
                                       Signature


                                       ----------------------------------------
                                       Signature



Please sign exactly as your name appears above. In the case of joint owners, each should sign. If signing as executor, trustee, guardian, or in any other representative capcity or as an officer of a corporation, please indicate your full title as such.

                    GRAPHIC MATERIAL CROSS-REFERENCE PAGE

Photographs of the Director-Nominees appear to the left of each respective name on pages 3, 4, 6, 7 and 8.

A performance graph showing a comparison of the Five-Year Total Stockholder Return among Norwest Corporation, the S&P 500 Index and a Peer Group Index appears on page 21. A paper copy of the Performance Graph, including the numbers used therein, as it appears on page 21 of the definitive proxy statement was filed with the Commission under cover of Form SE on March 23, 1994 pursuant to Rule 304(d)(1) of Regulation S-T.